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                                                                    Exhibit 4.16

THIS AGREEMENT is dated 28th March, 2003 between:

(1) ADECCO SA (the "Company") and ADECCO REINSURANCE COMPANY, LIMITED (the "LC Borrower") as borrowers;

(2)  ADECCO SA as guarantor (in this capacity, the "Guarantor");

(3) BANC OF AMERICA SECURITIES LIMITED, THE ROYAL BANK OF SCOTLAND plc and SG INVESTMENT BANKING as joint mandated lead arrangers (each an "MLA" and together the "MLAs");

(4)  THE FINANCIAL INSTITUTIONS listed in Schedule 1 as banks (the "Banks");

(5) THE ROYAL BANK OF SCOTLAND plc as agent for the Finance Parties (in this capacity the "Agent"); and

(6)  BANK OF AMERICA N.A. as issuing bank.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Accession Agreement"

     means an accession agreement substantially in the form of Schedule 7 (Form of Accession Agreement).

     "Adecco CC"

     means Adecco Coordination Center SA.

     "Advance"

     means a cash advance made by a Bank under this Agreement.

     "Affiliate"

     means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     "Agent's Spot Rate of Exchange"

     means the Agent's spot rate of exchange for the purchase of the relevant Optional Currency in the London foreign exchange market with euros at or about 11.00 a.m. on a particular day.

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                                       2

     "Approved Bank"

     means a financial institution which (i) qualifies as a bank pursuant to the laws of the jurisdiction of the place of its registered office, provided that it has a genuine banking activity as per explanatory notes no. S-02.128 (1.2000) of the Swiss Federal Tax Administration and, (ii) is a company within the meaning of article 2, paragraph 2, 1 DEG. of the Belgian Income Tax Code (1992).

     "Availability Period"

     means the period from and including the Signing Date up to the Final Maturity Date.

     "Belgian Reservations"

     means the reservations contained in paragraphs ( a) to ( h) of the opinion provided pursuant to paragraph 7 of Part II of Schedule 2 (Adecco CC Conditions Precedent Documents) to this Agreement.

     "Beneficiary"

     means any beneficiary of an LC approved by the Borrowers' Agent, and accepted by the Agent and the Issuing Bank, such acceptance not to be unreasonably withheld or delayed, subject to the application of the Agent's and Issuing Bank's standard procedures in considering the acceptance of a beneficiary.

     "Bermudan Reservations"

     means the reservations contained in paragraphs ( a) to ( l) of the opinion provided pursuant to paragraph 7(d) of Part I of Schedule 2 (Initial Conditions Precedent Documents) to this Agreement.

     "Borrowers"

     means, subject to Clause 29.6 (New Borrower) and Clause 29.7 (Resignation of Adecco CC), each of the Company, Adecco CC and, where the context applies, the LC Borrower.

     "Borrowers' Agent"

     means the Company or such other member of the Group as is nominated by the Company with the previous consent of the Agent.

     "Break Costs"

     means the amount (if any) by which:

     (a) the interest which a Bank should have received for the period from the date of receipt of all or any part of its participation in an Advance to the last day of the current Term in respect of that Advance, had the principal amount received been paid on the last day of that Term;

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                                       3

     exceeds:

     (b) the amount which that Bank would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the London or (in the case of euros) European interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Term.

     "Business Day"

     means a day (other than a Saturday or a Sunday) on which banks are open for general interbank business in London, Zurich and Brussels and:

     (a) in relation to a payment date for an Optional Currency, the principal financial centre of the country of that Optional Currency; and

     (b)  in relation to a payment day for euros, a TARGET Day.

     "Commitment"

     means;

     (a) in respect of a Bank, which is a Bank on the date of this Agreement, the amount in euros set opposite the name of that Bank in Schedule 1 and the amount of any other Bank's Commitment acquired by it under Clause 29 (Changes to the Parties); or

     (b) in relation to a Bank which becomes a Bank after the date of this Agreement, the amount of any other Bank's Commitment acquired by it under Clause 29 (Changes to the Parties),

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "Consolidated Interest Expenses"

     means, in relation to any period, the aggregate, calculated on a consolidated basis, of all interest, fees, commissions and other costs, expenses or charges (including without limitation, the interest element of any hire payments under Finance Leases) accruing due from members of the Group during such a period in respect of Financial Indebtedness.

     "Default"

     means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Default.

     "Drawdown Date"

     means the date for the making of the relevant Advance.

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                                       4

     "EBIT"

     means, in relation to any period, consolidated profits of the Group from continuing operations before Consolidated Interest Expenses and taxes on income and profits during that period.

     "EBITDA"

     means, in relation to any period, EBIT after adding back depreciation and amortisation charged during that period.

     "EURIBOR"

     means in relation to any Advance in euros:

     (a)  the applicable Screen Rate; or

     (b) if the applicable Screen Rate is not available for the relevant period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to the leading banks in the European interbank market, at or about 11.00 a.m. Brussels time on the Rate Fixing Day for the offering of deposits in euros for a period comparable to the relevant Term.

     "euro", "euros" and "(euro)"

     means the single currency of the Participating Member States.

     "Event of Default"

     means an event specified as such in Clause 20.1 (Events of Default).

     "Existing Facility"

     means the facility made available on the terms of a facility agreement dated 27th January, 2000 and made between, inter alia, Adecco SA as a borrower, Bank of America International Limited and Societe Generale as arrangers and Bank of America International Limited as agent, as amended and restated on 24th January, 2001.

     "Existing LCs"

     means each of the following letters of credit:

     (a) LC No. 972069 dated 17th February, 1998 in the sum of US$60,078,000.00 (as increased and with approximately US$113,885,265.00 outstanding) in favour of National Union Fire Insurance Company of Pittsburgh; and

     (b) LC No. 972999 dated 3rd March, 1998 in the sum of US$5,300,000.00 (with approximately US$905,000.00 outstanding) in favour of The Travelers Indemnity.

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                                       5

     "Facility"

     means the facility made available under this Agreement as referred to in Clause 2.1 (Facility).

     "Facility Office"

     means the office(s) notified by a Bank to the Agent:

     (a)  on or before the date it becomes a Bank; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform all or any of its obligations under this Agreement.

     "Fee Letter"

     means the letter dated 18th February, 2003 between Bank of America, N.A., Banc of America Securities Limited, The Royal Bank of Scotland plc, Societe Generale, SG Investment Banking and the Borrowers' Agent setting out the amount of various fees referred to in Clause 22 (Fees) and any subsequent letter relating to any such fees.

     "Final Maturity Date"

     means the day which is five years from the Signing Date or if that date is not a Business Day, the preceding Business Day.

     "Finance Document"

     means this Agreement, the Fee Letter, a Novation Certificate, an LC or any other document designated as such by both the Agent and the Borrowers' Agent.

     "Finance Lease"

     means a lease or hire purchase arrangement which constitutes a capital lease under GAAP.

     "Finance Party"

     means an MLA, a Bank, the Agent or the Issuing Bank.

     "Financial Indebtedness"

     means, in relation to any period, the aggregate of (but without including any item more than once):

     (a) all principal amounts outstanding under this Agreement and other loan facilities;

     (b)  amounts raised by acceptance under any acceptance credit facility;

     (c) all monies raised under any note purchase facility or by the issue of notes, bonds, debentures or other securities;

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                                       6

     (d) rental payments under Finance Leases to the extent capitalised under GAAP;

     (e) the amount of any liability in respect of any part of the purchase price for any property or services the payment of which is agreed to be deferred for a period in excess of 180 days, but excluding all Financial Indebtedness under this paragraph (e) which in aggregate totals not more than euro 20,000,000;

     (f) amounts raised under any other transaction having the commercial effect of a borrowing entered into by any person in order to finance its operations or capital requirements; and

     (g) the amounts raised pursuant to securitisation or other sales of receivables by any member of the Group,

     but excluding Indebtedness referred to in any of (a) to (g) above outstanding to another member of the Group.

     "Financial Officer"

     means the relevant Obligor's Chief Financial Officer, its Corporate Treasurer or its Corporate Controller and in the case of Adecco CC and the LC Borrower any board member.

     "GAAP"

     means:

     (a) in relation to the Company, US GAAP or, on and following the time of the production of the first set of consolidated financial statements of the Group following the time at which it has determined to produce its financial statements in accordance with IAS (as notified to the Agent by the Company), IAS; and

     (b) in relation to any other Obligor, US GAAP, IAS or the generally accepted accounting principles in its state of incorporation as in force from time to time.

     "Group"

     means the Company and its Subsidiaries from time to time.

     "Holding Company"

     means, in relation to a person, an entity to which that person is a Subsidiary.

     "IAS"

     means the International Accounting Standard referred to in Regulation (EC) No.1606/2002 of the European Parliament and of the Council of 19th July, 2002 on the application of international accounting standards.

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                                       7

     "Indebtedness"

     means any obligation (whether incurred as principal or as surety) for the payment or repayment of money whether present or future, actual or contingent.

     "Information Memorandum"

     means the document concerning the Company which, at its request and on its behalf, was prepared in relation to this transaction and distributed by the MLAs to selected banks in February, 2003.

     "Issuing Bank"

     means Bank of America N.A., or such other Bank willing to act as Issuing Bank as may be agreed from time to time between the Borrowers' Agent, the Issuing Bank, the Agent and that Bank.

     "LC"

     means the Existing LCs and each standby letter of credit issued or to be issued by the Issuing Bank to a Beneficiary in accordance with the terms of this Agreement substantially in a form agreed between the Borrowers' Agent, the Agent and the Issuing Bank. The Agent and Issuing Bank shall act reasonably in agreeing the form of standby letter of credit, subject to the application of their standard procedure in agreeing a form of standby letter of credit.

     "LIBOR"

     means in relation to any Advance:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for the currency or period of that Advance, the rates (rounded upward to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11.00 a.m. on the applicable Rate Fixing Day for the offering of deposits in the currency of the relevant Advance for a period comparable to the Term for that Advance.

     "Majority Banks"

     means, at any time, Banks:

     (a) whose participations in the Utilisations then outstanding aggregate more than 662/3 per cent. of all the Utilisations then outstanding; or

     (b) if there are no Utilisations then outstanding, whose Commitments then aggregate more than 662/3 per cent. of the Total Commitments; or

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                                       8

     (c) if there are no Utilisations then outstanding and the Total Commitments have been reduced to nil, whose Commitments aggregated more than 662/3 per cent. of the Total Commitments immediately before the reduction.

     "Mandatory Cost"

     means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost Formulae).

     "Margin"

     means at any time the percentage rate per annum determined at such time to be the Margin for Advances in accordance with Clause 10.5 (Calculation of Margin and utilisation fee).

     "Margin Certificate"

     has the meaning given to that term in Clause 10.5(c) (Calculation of Margin and utilisation fee).

     "Maturity Date"

     means in relation to a Utilisation, the last day of the Term of that Utilisation.

     "Net Consolidated Financial Debt"

     means at any time, the aggregate Financial Indebtedness, on a consolidated basis, of the Group minus cash or cash equivalents recognised under GAAP held by any member of the Group at that time.

     "New York Business Day"

     means a day (other than a Saturday or Sunday) on which banks are open for business in New York.

     "Novation Certificate"

     has the meaning given to it in Clause 29.3 (Procedure for novations).

     "Obligor"

     means the Borrower's Agent, a Borrower or the Guarantor (but shall exclude Adecco CC before it becomes a Borrower under Clause 29.6 (New Borrower) and should it cease to be a Borrower under Clause 29.7 (Resignation of Adecco
     CC)).

     "Optional Currency"

     means in relation to any Advance or proposed Advance:

     (a)  any currency approved by the Banks; and

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                                       9

     (b) any currency (other than euros) which for the time being is freely transferable and convertible into euros.

     "Original Euro Amount"

     in relation to a Utilisation means:

     (a) if that Utilisation is denominated in euros, the amount of that Utilisation; or

     (b) if that Utilisation is denominated in an Optional Currency, the equivalent in euros of the amount of that Utilisation at the Agent's Spot Rate of Exchange three Business Days before its Utilisation Date, and save that, in the case of an LC with a Term of more than 12 months , the Original Euro Amount will be updated to the equivalent in euros of the amount of that LC at the Agent's Spot Rate of Exchange on each anniversary of the issuance of that LC.

     The Original Euro Amount of the Existing LCs will be calculated at the Agent's Spot Rate of Exchange on the Signing Date.

     "Original Financial Statements"

     means the audited consolidated financial statements of the Group for the financial year ended 31st December, 2002.

     "Participating Member State"

     means a member state of the European Communities that adopts the euro as its currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

     "Party"

     means a party to this Agreement.

     "Permitted Security Interest"

     means any Security Interest:

     (a) referred to in Schedule 6 (Schedule of Security Interests) and any other Security Interest created or outstanding with the prior written consent of the Majority Banks provided that, unless permitted by any other exception below, the aggregate principal amount secured by such Security Interest will not be increased without such further consent;

     (b) that attaches to receivables, the underlying contract generating such receivables, the collections in respect thereof and the benefit of any insurances covering such contracts, pursuant to a securitisation or sale of receivables in respect of which an amount at least equal to the sale proceeds of such receivables is treated as Financial Indebtedness for the purpose of this Agreement;

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                                       10

     (c) over receivables of any one or more members of the Group in a maximum aggregate amount of the greater of (i) euro 75,000,000 (or its equivalent in other currencies) and (ii) 5 per cent. of outstanding gross receivables as required to be included in the Company's consolidated financial statements to secure Financial Indebtedness incurred by members of the Group;

     (d) arising solely by operation of law and either for so long as it remains unenforceable or otherwise is discharged within 30 days, or arising by virtue of a banker's right of set-off or combination of accounts arising by operation of law or any rights of set-off arising in the normal course of business and the aggregate amount of which is not material or netting arrangements arising in the ordinary course of banking business for cash management purposes, whether arising by operation of law or contract;

     (e)  over any security deposits required in respect of leased premises;

     (f) arising under any retention of title arrangements entered into in the ordinary course of trading;

     (g) over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

     (h) on assets acquired after the Signing Date, or on assets of a body corporate which becomes a Subsidiary of the Company by acquisition after the Signing Date, provided that:

          (i) any such Security Interest is in existence prior to such acquisition and is not created in contemplation of such acquisition; and

          (ii) the amounts secured by such Security Interest does not exceed, at any time, the amount secured by it as at the date of acquisition or agreed to be secured by it (in accordance with the original terms on which such Security Interest was created) as at the date of acquisition;

     (i) over any assets to secure Indebtedness of any member of the Group where the lender has no right of recovery of such Indebtedness against the general assets and undertaking of such member of the Group but has a limited right of recourse only against the asset acquired with the proceeds of such Indebtedness;

     (j) created in favour of a plaintiff or defendant in any action, or the court or tribunal before which such action is brought, as security for costs or expenses where any member of the Group is prosecuting or defending such action in the bona fide interests of that member and any other member of the Group;

     (k) pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with legal proceedings;

     (l) created or outstanding on or over any assets of any member of the Group provided that the aggregate principal amount so secured under this paragraph (l) shall not at any time exceed euro 35,000,000 or its equivalent in other currencies;

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                                       11

     (m) created pursuant to any arrangements to satisfy the mandatory requirements of a government or governmental agency applicable to the licensing or regulation of employment agencies or staffing services businesses; and

     (n) securing Indebtedness incurred to refinance other Indebtedness permitted to be secured under paragraphs (a) to (l) above inclusive or this paragraph (n) provided that the aggregate principal amount of the Indebtedness secured by such Security Interest is not increased and such Security Interest does not extend to any assets other than those which are subject to the Security Interest securing the refinanced Indebtedness.

     "Principal Subsidiary"

     means each of Adecco Career Staff Limited (Japan), Adecco Travail Temporaire SASU, Adecco UK Limited, Adecco USA, Inc., Adecco Societa di Fornitura di Lavoro Temporaneo SPA and Adia SASU, and any operating Subsidiary of the Company whose net revenues, at any time, represent 5% or more of the consolidated net revenues of the Company's Group at any time, and for this purpose:

     (a) the net revenues of any such Subsidiary shall be ascertained by reference to:

          (i) the financial statements of such Subsidiary at the date to which the last audited consolidated financial statements of the Group have been prepared; or

          (ii) if such body corporate becomes a Subsidiary of the Company after that date, the latest financial statements of such Subsidiary adjusted to take into account subsequent acquisitions and disposals or other changes in circumstances;

     (b) the consolidated net revenues of the Group shall be ascertained by reference to the Original Financial Statements until the date of first delivery of the audited consolidated financial statements of the Company pursuant to Clause 19.2 (Financial Information) and, thereafter, shall be ascertained by reference to the latest audited consolidated financial statements of the Company delivered pursuant to Clause 19.2 (Financial Information); and

     (c) once a body corporate has become a Principal Subsidiary, it shall be considered to be one until it has been demonstrated to the reasonable satisfaction of the Agent that it has ceased to be a Principal Subsidiary, a written report from the Company's auditors to this effect being sufficient for this purpose.

     Provided that the Agent shall be entitled to seek information from the Company on the consolidated net revenues of any Subsidiary of the Company and, if following review thereof, the Agent is reasonably of the opinion that a particular Subsidiary is a Principal Subsidiary as defined above, such Subsidiary shall thenceforth be a Principal Subsidiary.

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                                       12

     "Proportion"

     means, in relation to each LC and each Bank, the proportion which the Commitment of that Bank bears to the Total Commitments.

     "Rate Fixing Day"

     means:

     (a)  the second Business Day before the Utilisation Date for an Advance; or

     (b) in the case of an Advance in euros, the second TARGET Day before the Utilisation Date for an Advance,

     or, in each case, such other day on which it is market practice in the relevant interbank market for leading banks to give quotations for deposits in the relevant currency for delivery on the first day of the relevant Term of the Advance, as determined by the Agent.

     "Reference Banks"

     means, subject to Clause 29.4 (Reference Banks), Bank of America N.A., Societe Generale, and The Royal Bank of Scotland plc.

     "Request"

     means a request made by a Borrower for a Utilisation, substantially in the form of Schedule 3 (Form of Request).

     "Requested Amount"

     means the Original Euro Amount of a Utilisation requested in a Request.

     "Reservations"

     means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed.

     "Screen Rate"

     means:

     (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

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                                       13

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of European Union for the relevant period,

     displayed on Telerate 3750 in the case of LIBOR and Telerate 248 in the case of EURIBOR. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Banks.

     "Security Interest"

     means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security or any other type of preferential arrangement (including title transfer and retention arrangements and arrangements whereby sums deposited with a financial institution are conditioned as to maturity so as to achieve quasi-security through set-off) having a similar effect.

     "SESTA"

     means the Swiss Federal Act on Stock Exchanges and Securities Trading of 24th March, 1995.

     "Signing Date"

     means the date of this Agreement.

     "Sterling" or "(pound)"

     means the lawful currency for the time being of the United Kingdom.

     "Subsidiary"

     means, in relation to a company or corporation, any company or corporation:

     (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

     (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

     (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "Swiss Franc"

     means the lawful currency for the time being of Switzerland.

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                                       14

     "Swiss Reservations"

     means the reservations contained in paragraphs (a) to (g) of the opinion provided pursuant to paragraph 7(c) of Part I of Schedule 2 (Initial Conditions Precedent Documents) of this Agreement.

     "TARGET Day"

     means a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is operating.

     "Tax(es)"

     includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Term"

     means the period selected by a Borrower in a Request for which the relevant Utilisation is to be outstanding.

     "Total Commitments"

     means the aggregate for the time being of the Commitments being euro 580,000,000 at the Signing Date.

     "US GAAP"

     means generally accepted accounting principles in the United States of America from time to time.

     "US Dollars" or "US$"

     means the lawful currency for the time being of the United States of America.

     "Utilisation"

     means an Advance and an LC in each case which is the subject of a Request by a Borrower.

     "Utilisation Date"

     means:

     (a) in the case of an Advance, the date for the making of the relevant Advance; and

     (b)  in the case of an LC, the date for issuance of the relevant LC.

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                                       15

     "VAT"

     means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

     "Winding up"

     of a person includes the reorganisation, administration, dissolution or liquidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets.

1.2  Construction

(a)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) the "Agent" shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

          an "amendment" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

          "assets" includes present and future properties, revenues and rights of every description;

          an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

          a "Bank" shall be construed so as to include its and any subsequent successors, transferees and assigns in accordance with their respective interests;

          "control" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

          "European interbank market" means the interbank market for euro operating in Participating Member States.

          a "material adverse effect" means a material adverse effect in the business or financial condition of the Company or any member of the Group which would be likely to have a material and adverse effect on the ability of each Obligor to meet its obligations under any of the Finance Documents;

          a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

          (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

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                                       16

          (2) if a Term commences on the last Business Day of a calendar month, that Term shall end on the last Business Day in the calendar month in which it is to end;

          "outstanding" in relation to a Default or Event of Default means that the Default or Event of Default has not been remedied or waived;

          a "person" includes any individual, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

          a "principal amount" in relation to an LC is a reference to the maximum amount which is expressed to be capable of being demanded under the LC ignoring the aggregate of any cash cover held in relation to the LC;

          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

          a "Screen" or "page" on a Screen in the definition of "LIBOR" and "EURIBOR" includes any replacement screen or page nominated by the British Bankers Association as the information vendor for the purpose of displaying British Bankers Association Interest Settlement Rates for deposits in various currencies;

     (ii) a provision of law is a reference to that provision as amended or re-enacted;

     (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (iv) a person includes its successors, transferees and assigns;

     (v) a Finance Document or another document is a reference to that Finance Document or other document as amended; and

     (vi) a time of day is a reference to London time.

(b)  Unless the contrary intention appears:

     (i)  an LC being "repaid" or "prepaid," and any derivation thereof means:

          (A) providing the Agent (for the Issuing Bank) with cash cover in US Dollars; or

          (B) reducing (in accordance with the terms of this Agreement and the relevant LC) the amount that may be demanded under the relevant LC (or by that amount automatically reducing in accordance with the terms of the relevant LC);

          (C) cancelling the LC by returning the original to the Issuing Bank for cancellation together with written confirmation (in form and substance reasonably satisfactory to the Issuing Bank) from the relevant Beneficiary that the Issuing Bank (as appropriate) has no further liability under the LC;

     (ii) "cash cover" being provided in respect of an LC at any time, means paying an amount in US Dollars equal to the outstanding amount of that LC at that time into an account with the Issuing Bank at its London branch in the name of the LC Borrower which shall bear interest at the Issuing Bank's usual market rate and from which withdrawals may only be made:

          (A) to pay the Issuing Bank or any Bank amounts due and payable to it under this Agreement following any payment made by it under that LC; and

          (B) to pay (through the Agent) any amount demanded under the relevant LC by the Beneficiary of that LC;

     (iii) an amount "outstanding" at any time under or in respect of an LC, is a reference to the principal amount of that LC less:

          (A) the aggregate amount of cash cover held in relation to the LC at that time, but for the avoidance of doubt, when calculating Net Consolidated Financial Debt cash cover in respect of an LC shall not be double-counted; and

          (B) (save to the extent that this is taken into account in the express provisions of the LC) the aggregate of all payments made by the Issuing Bank under demands made under the relevant LC on or prior to that time, and each provision of this Agreement which requires reference to the concept contained in this paragraph (iii) shall be construed accordingly; and

     (iv) the "participation" of a Bank in an LC for the purposes of Clause 2.2 (Overall facility limit), is a reference to that Bank's Proportion of the Original Euro Amount of the relevant Utilisation and for the purposes of this paragraph (iv), disregarding, in the case of the Issuing Bank (if it is also a Bank), any amount by which the face amount of the relevant LC exceeds its Bank's Proportion of that face amount.

(c) Unless the contrary intention appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(e) Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

2.   THE FACILITY

2.1  Facility

     The Banks grant to the Borrowers a committed euro 580,000,000 multicurrency revolving credit facility, under which the Banks will, when requested by a Borrower, (other than the LC Borrower) make cash advances in euros or Optional Currencies to that Borrower on a revolving basis or when requested by the LC Borrower, issue LCs (up to an aggregate outstanding amount of euro 150,000,000) denominated in US Dollars subject to the terms of this Agreement.

2.2  Overall facility limit

     The aggregate Original Euro Amount of all outstanding Utilisations shall not at any time exceed the Total Commitments.

2.3  Nature of a Finance Party's rights and obligations

(a) The obligations of a Finance Party under the Finance Documents are several. Failure of a Finance Party to carry out those obligations does not relieve any other Party of its obligations under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of a Finance Party under the Finance Documents are divided rights. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.4  Change of currency

(a) Subject always to Clause 12.4 (Currency) if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

     (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent and after consultation with the Company; and

     (ii) any translation from one currency or currency unit to another shall be at the official conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent acting reasonably and after consultation with the Company specifies to be necessary to reflect the change in currency and to put the Banks in the same position, so far as possible, that they would have been in if no change in currency had occurred.

2.5  Number of Requests and Utilisations

(a) Each Request must specify one Utilisation only, but a Borrower may, subject to the other terms of this Agreement, deliver more than one Request on one day.

(b) Unless otherwise agreed by the Agent, no more than 15 Utilisations, of which no more than 10 may be Advances, and five different currencies may be outstanding at any time.

(c) A Utilisation made by a Bank under Clause 11.2(ii)(1) (Revocation of currency) shall not be taken into account as a Utilisation in calculating the maximum number of Utilisations.

(d) Each Request in respect of an LC shall be accompanied by the agreed form of LC.

2.6  Borrowers' Agent

     Each Obligor irrevocably authorises and instructs the Borrowers' Agent to give and receive as agent on its behalf all notices (including Requests) and sign all documents in connection with the Finance Documents on its behalf and take such other action as may be necessary or desirable under or in connection with the Finance Documents and confirms that it will be bound by any action taken by the Borrowers' Agent under or in connection with the Finance Documents.

2.7  Actions of Borrowers' Agent

     The respective liabilities of each of the Obligors under the Finance Documents shall not be in any way affected by:

     (a) any irregularity (or purported irregularity) in any act done by or any failure (or purported failure) by the Borrowers' Agent;

     (b) the Borrowers' Agent acting (or purporting to act) in any respect outside any authority conferred upon it by any Obligor; or

     the failure (or purported failure) by or inability (or purported inability) of the Borrowers' Agent to inform any Obligor of receipt by it of any notification under this Agreement.

3.   PURPOSE

(a) Each Utilisation will be applied for general corporate purposes including the refinancing of the Advances outstanding under the Existing Facility.

(b) Without affecting the obligations of any Obligor in any way, no Bank is bound to monitor or verify the application of any Advance.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     No Borrower may deliver a Request until the Agent has notified the Company and the Banks that it has received all of the documents set out in Part I of Schedule 2 (Initial Conditions Precedent Documents) in form and substance satisfactory to the Agent.

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                                       20

4.2  Further conditions precedent

     The obligations of each Bank to participate in any Utilisation are subject to the further conditions precedent that:

     (a)  on both the date of the Request and the Utilisation Date:

          (i) the representations and warranties in Clause 18 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Utilisation is made; and

          (ii) no Default is outstanding or is likely to result from the Utilisation; and

     (b) the making of the Utilisation would not cause Clause 2.1 (Facility) and Clause 2.2 (Overall facility limit) to be contravened.

5.   ADVANCES

5.1  Receipt of Requests

(a) Any Borrower (other than the LC Borrower) may borrow Advances under the Facility if the Agent receives, not later than 11.00 a.m. three Business Days before the proposed Drawdown Date, a duly completed Request. Each Request is irrevocable.

(b) For the avoidance of doubt, the LC Borrower may not make a Request for any Advance under the Facility.

5.2  Completion of Requests for Advances

     A Request for an Advance will not be regarded as having been duly completed unless:

     (a) the Drawdown Date is a Business Day falling during the Availability Period;

     (b)  if the currency selected is euro, the amount of the Advance is:

          (i) a minimum of euro 10,000,000 in integral multiples of euro 5,000,000;

          (ii) the balance of the undrawn Total Commitments (taken into account as repaid, Advances due to be repaid and LC Utilisations due to mature on or before the proposed Drawdown Date); or

          (iii) such other amount as the Agent may agree;

     (c)  if the currency selected is not euro, the amount of the Advance is:

          (i) an integral multiple of 5,000,000 and a minimum of 10,000,000 of the largest currency unit of that Optional Currency, but at least the equivalent of euro 10,000,000;

          (ii) the balance of the undrawn Total Commitments (taking into account as repaid, Advances due to be repaid and LC Utilisations due to mature on or before the proposed Drawdown Date); or

          (iii) such other amount as the Agent may agree;

     (d) the amount selected under paragraphs (b) and (c) above does not cause Clause 2.1 (Facility) and Clause 2.2 (Overall facility limit) to be contravened;

     (e)  the currency selected complies with Clause 11 (Optional Currencies);

     (f)  only one Term for each separate Advance is specified which:

          (i)  does not overrun the Availability Period; and

          (ii) is a period of one, two, three or six months (or such other period as the relevant Borrower and the Agent (with the prior consent of all of the Banks) may previously have agreed for the purposes of such Advances); and

     (g)  the payment instructions comply with Clause 12 (Payments).

5.3  Amount of each Bank's Participation

     The Original Euro Amount of a Bank's participation in each Advance will be the proportion of the Requested Amount which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

5.4  Notification of the Banks

     The Agent shall promptly notify each Bank no later than the close of business three Business Days before the proposed Drawdown Date of the details of the requested Advance and the amount of its participation in the Advance.

5.5  Payment Proceeds

     Subject to the terms of this Agreement, each Bank shall make its participation in the Advance available to the Agent for the relevant Borrower in the currency in which it is to be borrowed, on the relevant Drawdown Date.

5.6  Amount of Optional Currencies

     If an Advance is to be made in an Optional Currency, the amount of the Advance will be determined by converting into that Optional Currency, the Original Euro Amount of that Advance on the basis of the Agent's Spot Rate of Exchange on the day which is three Business Days prior to the proposed Drawdown Date.

5.7  Automatic Request

     A Request for an Advance under any Facility in an amount greater than the remaining balance under that Facility shall be deemed to be a Request for the amount of the remaining balance of that Facility.

6.   LETTERS OF CREDIT

6.1  Delivery of Requests for LCs

     The LC Borrower may request a Utilisation by way of an LC by delivery to the Agent of the relevant Request no later than 11.00 a.m. five Business Days before the proposed Utilisation Date or such shorter period as may be agreed by the Agent and the Issuing Bank.

6.2  Completion of Requests

     A Request for an LC will not be regarded as being duly completed unless:

     (a) the Utilisation Date is a Business Day falling on or before the Final Maturity Date;

     (b)  the Request specifies:

          (i)  the Requested Amount;

          (ii) the Beneficiary; and

          (iii) the expiry date of the LC, which shall not be later than the Final Maturity Date;

     (c) following the issue of the LC which is the subject of the Request, the aggregate Original Euro Amount of all LCs outstanding shall not exceed euro 150,000,000 or such other amount agreed from time to time between the Borrowers' Agent and the Issuing Bank;

     (d) the form of the proposed LC is attached to the Request, in a form previously agreed between the LC Borrower, the Agent and the Issuing Bank;

     (e) details are provided for the delivery of the proposed LC to the Beneficiary or, as the case may be, the LC Borrower on its Utilisation Date; and

     (f)  the LC shall be denominated in US$.

6.3  Notification of the Banks

     The Agent shall promptly notify each Bank and the Issuing Bank of the details of the requested Utilisation and the amount of its participation in the Utilisation.

6.4  Amount of each Bank's participation in a Utilisation

     The amount of each Bank's participation in a Utilisation by way of an LC will be the proportion of such Utilisation which its Commitment bears to the Total Commitments on the date of receipt of the relevant Request.

6.5  Issue of LC

     Subject to the terms of this Agreement, the Issuing Bank shall issue and deliver the relevant LC to the relevant Beneficiary or, as the case may be, the LC Borrower on the relevant Utilisation Date.

6.6  Existing LCs

(a) The Existing LCs shall be deemed to be outstanding Utilisations under this Agreement on and from the date on which the Agent provides its notification to the Banks under Clause 4.1 (Documentary conditions precedent). The Agent shall promptly notify each Bank of the details of the Existing LCs and the amount of its participation in the Existing LCs on that date.

(b) For the avoidance of doubt, the LC Borrower will not be required to complete or deliver a Request with respect to the Existing LCs. The Existing LCs will be deemed issued and delivered in accordance with Clause
     6.5 (Issue of LC).

(c)

6.7  Extension of LCs

     An extension or amendment agreed between the Agent, Issuing Bank, LC Borrower and Beneficiary to an LC issued or deemed issued in accordance with this Clause 6 shall not constitute the issuance of a new LC.

6.8  Notification of changes to LCs

     To enable the Agent to monitor the LC Utilisations, the Issuing Bank will, as it becomes aware, notify the Agent of any matters arising affecting the LCs including, without limitation, payments made, demands received, cash cover received and termination.

     The Agent and the Issuing Bank will consult each other about the LCs generally.

7.   INDEMNITY IN RELATION TO LCS

7.1  Indemnity

     The LC Borrower unconditionally and irrevocably:

     (a) authorises and directs the Issuing Bank to pay the amount of any demand made under or purporting to be made under and in accordance with an LC issued on its behalf without requiring investigation or confirmation from the LC Borrower;

     (b) undertakes to reimburse the Issuing Bank on demand the amount required to satisfy any amount demanded under an LC and in the currency in which the LC is denominated together with interest at the rate specified in Clause 10.3 (Default interest) below from the date such payment is made by the Issuing Bank until the date of reimbursement in full by the LC Borrower provided that the relevant demand or document(s) presented appear on their face to be in order except to the extent that payment is made as a result of the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC;

     (c) undertakes to keep the Issuing Bank indemnified against all liabilities, costs, losses, damages, demands, expenses or actions which the Issuing Bank may suffer or incur or which may be made against the Issuing Bank under or in connection with an LC, except to the extent that the liability or loss arises directly from the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC;

     (d) confirms that the Issuing Bank shall be entitled to pay any demand which appears on its face to be in order and agrees that in respect of an LC the Issuing Bank deals in documents only and that the Issuing Bank is not concerned with the legality of the claim or any underlying transaction or any set-off, counterclaim or defence as between the LC Borrower and any other person. This Clause 7.1 shall apply in respect of amounts so paid without regard to any other condition, the sufficiency, accuracy or genuineness of any such request or demand or any certificate or statement in connection therewith or any incapacity of or limitation upon the powers of any person signing or issuing such request, demand or certificate. The Issuing Bank shall not be obliged to enquire as to any such matters and may assume that any such request, demand, certificate or statement is correct and properly made. If the Issuing Bank, in accordance with the foregoing, pays any demand which is not legally payable such amount shall nevertheless be regarded as having been properly paid for the purposes of this Agreement; and

     (e) agrees that the obligations of the LC Borrower under this Clause 7.1 shall not be affected by any act, omission, matter or thing which but for this provision might operate to release or otherwise exonerate the LC Borrower from its obligations under this Agreement in whole or in part, including without limitation and whether or not known to such counterparty:

          (i) any time or waiver granted to or composition with the Issuing Bank, any Beneficiary or any other person;

          (ii) any taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities available to the Issuing Bank or any other person or arising under any LC; or

          (iii) any variation of any LC made with the consent of the LC Borrower, counterparty and the Issuing Bank so that references in this Agreement to such LC shall include each such variation.

7.2  Notification of demand

     If a Beneficiary makes a demand under an LC in accordance with its terms, the Issuing Bank shall promptly notify the Agent, who shall promptly notify the LC Borrower, of the demand specifying:

     (a) the latest date on which payment may be made in respect of the demand (the "Demand Date");

     (b)  the amount of the demand (the "Demand Amount"); and

     (c) the details of the Issuing Bank's account to which payment is to be made.

7.3  Repayment

(a) If the LC Borrower fails to reimburse the Issuing Bank as required in Clause 7.1(b) (Indemnity), by the Demand Date, the Issuing Bank shall promptly notify the Agent who shall promptly notify each Bank of the Demand Date, the Demand Amount and the amount of each Bank's pro rata share in the Demand Amount (which shall be the proportion of the Demand Amount which each Bank's Commitment bears to the Total Commitments) (the "Pro Rata Share"). In such event, the Company shall be deemed to have requested an Advance to be drawn on the Demand Date in an amount equal to the Demand Amount for a Term of one month, or as otherwise agreed by the Agent, at the rate of interest for Advances determined in accordance with Clause 10.1 (Interest rate for all Advances), without regard to the minimum and multiples for Advances as specified in Clause 5.2(b) (Completion of Requests for Advances), but subject to the balance of the undrawn Total Commitments (taking into account as repaid, Advances due to be repaid and outstanding LCs (other than the LC in question) due to mature on or before the Demand Date) and Clause 4.2 (Further conditions precedent) and Clause 5.2(d) (Completion of Requests for Advances).

(b) Each Bank shall upon any notice pursuant to Clause 7.3(a) make funds available to the Agent for the account of the Issuing Bank in an amount equal to its Pro Rata Share of the Demand Amount not later than 1.00pm, New York time, on the Business Day specified as such in such notice by the agent, whereupon, subject to the provisions of Clause 7.3(c), each Bank that makes funds available shall be deemed to have made an Advance to the Company in such amount. The Agent shall remit the funds so received to the Issuing Bank.

(c) With respect to a Demand Amount that is not fully refinanced by an Advance because the conditions set out in Clause 4.2 (Further conditions precedent) and Clause 5.2(d) (Completion of Requests for Advances) cannot be satisfied or for any other reason, provided that the relevant demand or document(s) presented appear on their face to be in order except to the extent that payment is made as a result of the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC the LC Borrower shall be deemed to have incurred from the Issuing Bank a Utilisation in the amount of the Demand Amount that is not so refinanced, which Utilisation shall be due and payable on demand (together with interest specified in Clause 10.3 (Default interest) from the date the Demand Amount was paid by the Issuing Bank to the Beneficiary until the date of reimbursement in full by the LC Borrower. In such event, each Bank's payment to the Agent for the Account of the Issuing Bank pursuant to paragraph (b) shall be deemed payment in respect of its participation in such Utilisation.

(d) Until each Bank funds its Pro Rata Share pursuant to paragraph (b), to reimburse the Issuing Bank for any amount drawn under an LC, interest in respect of such Bank's Pro Rata Share of such amount shall be solely for the account of the Issuing Bank.

(e) Each Bank's obligation to make an Advance to reimburse the Issuing Bank for amounts drawn under an LC, as contemplated by this Clause 7.3, shall be absolute and unconditional and shall not be affected by any circumstance, including but not limited to, any set-off or counterclaim, or the occurrence or continuance of an Event of Default. Any such reimbursement shall not relieve or otherwise impair the obligation of the LC Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under an LC, together with interest as provided in this Clause 7 provided that the relevant demand or document(s) presented appear on their face to be in order except to the extent that payment is made as a result of the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC.

(f) If any Bank fails to make available to the Agent for the account of the Issuing Bank any amount required to be paid by such Bank pursuant to the foregoing provisions by the time specified in paragraph (b), the Issuing Bank shall be entitled to recover from such Bank (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect.

7.4  Certificate

     A certificate in writing signed by one of the Agent's officers and certifying the total amounts, whether principal, interest, commission, fees or otherwise owing with respect to an LC shall, save for manifest error, be prima facie evidence of the matters so certified.

7.5  Continuing Indemnity

     The indemnity in this Clause 7 shall be a continuing indemnity, shall extend to the ultimate balance of all amounts expressed to be payable by the LC Borrower under the Finance Documents whether principal, interest, commission, fees or otherwise outstanding under or in relation to an LC and shall continue in full force and effect notwithstanding any intermediate payment in whole or in part of amounts, whether principal, interest, commission, fees or otherwise outstanding under or in relation to an LC.

7.6  Preservation of rights

     No invalidity or unenforceability of all or any part of this Clause 7 shall affect any rights of indemnity or otherwise which the Banks would or may have in the absence of or in addition to this Clause 7.

7.7  Rights of subrogation

     Until all amounts which may be or become payable by the LC Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the LC Borrower shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 7 be subrogated to any rights, security or moneys held, received or receivable by the Agent (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the LC Borrower's liability under this Clause 7.

7.8  Additional Security

     The obligations of the LC Borrower under this Clause 7 are in addition to and are not in any way prejudiced by any collateral or other security now or subsequently held by any Finance Party.

7.9  Banks' indemnity

     Each Bank undertakes by way of continuing indemnity to indemnify and hold harmless the Issuing Bank from and against all liabilities, costs, losses, damages and expenses which the Issuing Bank may incur (including as a result of a default by the LC Borrower under Clause 7.1 (Indemnity)) as a result of the issue of LCs in the proportion of any such liability, cost, loss, damage or expense so incurred which that Bank's Commitment bears to the Total Commitments except to the extent that the liability or loss arises directly from the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC.

7.10 Repayment under LCs

     If, under the terms of an LC, the relevant Beneficiary repays to the Issuing Bank all or part of any amount paid by the Issuing Bank to the relevant Beneficiary in respect of such LC then the Issuing Bank shall forthwith utilise such amount repaid to repay all amounts due and payable under this Agreement and any surplus shall be paid to the Borrower or other person entitled to it.

7.11 The Borrower's counter-indemnity to Banks and Banks' right of subrogation

(a)  If any Bank makes any payment to the Issuing Bank in accordance with Clause
     7.9 (Banks' indemnity):

     (i)  the LC Borrower shall forthwith on demand:

          (A) reimburse that Bank in full the amount required to satisfy in full the amount so paid by that Bank; and

          (B) indemnify that Bank against all liabilities, costs and losses that Bank may incur as a result of its entering into the indemnity set out in Clause 7.9 (Banks' indemnity), except in each case to the extent that the liability or loss arises directly from the Issuing Bank's gross negligence or wilful misconduct, including without limit, wilful failure to pay under the LC after the presentation to it of documents strictly complying with the terms and conditions of the LC; and

     (ii) each Obligor acknowledges and agrees that such Bank shall immediately be subrogated to the rights of the Issuing Bank against the Obligors under the Finance Documents to the extent of the relevant payment).

(b) If the LC Borrower has reimbursed the Issuing Bank under Clause 7.1 (Indemnity) in respect of all or part of any amount paid by the Borrower to the relevant Bank in respect of any amount paid under Clause 7.11(a)(i) then the Issuing Bank shall forthwith utilise such amount repaid to repay such Bank and following any such payment all amounts due and payable under this Agreement and any surplus shall be paid to the LC Borrower or other person entitled to it.

8.   REPAYMENT

8.1  Repayment of Advances

     The Borrowers shall repay each Advance in full on its Maturity Date to the Agent for distribution to the Banks, but since the Facility is available on a revolving basis, amounts repaid may be reborrowed subject to the terms of this Agreement. No Advances may be outstanding after the Final Maturity Date.

8.2  Repayment of LCs

     All outstanding LCs must be repaid by no later than the Final Maturity
     Date.

9.   PREPAYMENT AND CANCELLATION

9.1  Automatic cancellation

     The Commitment of each Bank shall be automatically cancelled at the close of business in London on the Final Maturity Date.

9.2  Voluntary cancellation

     The Borrowers' Agent may, by giving not less than 30 days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, cancel the unutilised portion of the Total Commitments in whole or in part (but, if in part, in a minimum of euro 10,000,000 and an integral multiple of euro 5,000,000). Any cancellation in part shall be applied against the Commitment of each Bank pro rata.

9.3  Mandatory prepayment - change of control

(a)  For the purposes of this Clause 9.3:

     Key Shareholder means K J Jacobs A.G. and Akila Finance S.A. or either of them.

     A change of control event is any event which would trigger a requirement under SESTA for a person or persons to make a mandatory offer for the listed share capital of the Company regardless of any waiver to the contrary in the constitutional documents of the Company. Notwithstanding any provision of SESTA to the contrary, for the purposes of this definition the following will not be regarded as a change of control event:

     (i) the reacquisition of control by either or both of K J Jacobs A.G. or Akila Finance S.A. and their respective connected persons;

     (ii) the reacquisition or subsequent sharing of control by the Key Shareholders (or either of them) and their respective connected persons, with a third party provided that the third party:

          (A) could not itself have control of the Company (in the absence of its arrangement with the Key Shareholders or any connected person);

          (B) does not have the ability to exercise the voting rights attached to the shares held by the Key Shareholders or those connected persons with whom control is shared without the agreement of the relevant Key Shareholders or those connected persons; and

          (C) does not hold more shares or voting rights than any Key Shareholders and its related connected persons with whom control is shared,

     and for the purposes of (i) and (ii) above control means the ability to exercise one third of the voting rights attaching to the shares of the relevant company.

     A connected person in relation to a Key Shareholder means Mr. Klaus Jacobs (in relation to K J Jacobs A.G. and Mr. Foriel-Destezet (in relation to Akila Finance SA), a member of their immediate families (meaning spouse and children) or trusts for the benefit of any member of their immediate families or any companies controlled by them or by members of their immediate families and for the purposes of this paragraph controlled shall mean the ability to exercise direct or indirect control over the relevant company's affairs.

(b)  The Company must promptly notify the Agent of any change of control event.

(c) After a change of control event, if the Majority Banks so require, the Agent must, by at least 30 days notice (to be given within six months from the date of notifications given by the Company under (b) above) to the
     Company:

     (i)  cancel the Total Commitments;

     (ii) declare all outstanding Advances, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable; and

     (iii) declare all LCs to be immediately repayable.

     Any  such notice will take effect in accordance with its terms.

(d) After a change of control event, if an individual Bank so requires, the Facility Agent must, by at least 30 days' notice (to be given within six months from the date of notifications given by the Company under (b) above) to the Company:

     (i)  cancel the Commitments of the relevant Bank; and

     (ii) declare the outstanding Advances, in relation to the relevant Bank, together with any accrued interest and all other amounts accrued under the Finance Documents in relation to that Bank, to be immediately due and payable.

     (iii) declare the relevant Bank's participation in all outstanding LCs to be immediately repayable.

     Any such notice will take effect in accordance with its terms.

9.4  Voluntary prepayment

(a) The Borrowers' Agent may, by giving not less than 30 days' prior written notice (or such shorter period as the Majority Banks may agree) to the Agent, prepay the whole or any part of any Advance (but, if in part, in a minimum Original Euro Amount of euro 10,000,000 and an integral multiple of euro 5,000,000 or, the equivalent if in an Optional Currency.

(b) Any voluntary prepayment made under paragraph (a) above will be applied against all the Advances pro rata (or against such Advances as the Borrowers' Agent may designate in the notice of prepayment and pro rata between such Advances).

9.5  LC prepayment

     If at any time the aggregate Original Euro Amount of the outstanding LCs exceeds the amount permitted under Clause 2.1 (being euro 150,000,000) the LC Borrower shall, upon notice from the Agent, promptly repay the amount of the excess.

9.6  Additional right of prepayment and cancellation

     If any Borrower is required to pay or is notified by any Bank in writing that it will be required to pay any amount to a Bank under Clause 13 (Taxes) or Clause 15 (Increased Costs), or if circumstances exist such that a Borrower will be required to pay any amount to a Bank under Clause 13 (Taxes) or Clause 15 (Increased Costs), without prejudice to the obligations of any Obligor under those Clauses, the Borrowers' Agent may, whilst the circumstances giving rise or which will give rise to the requirement to continue, serve a notice of prepayment or cancellation on that Bank through the Agent. On the date falling five Business Days after the date of service of the notice:

     (a) each Borrower shall prepay that Bank's participation in all the Advances and LCs; and

     (b)  the Bank's Commitment shall be permanently cancelled.

9.7  Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable. The Agent shall notify the Banks promptly of receipt of any such notice.

(b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid and, together with any Break Costs but otherwise without premium or penalty.

(c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

10.  INTEREST

10.1 Interest rate for all Advances

     The rate of interest on each Advance for its Term is the rate per annum determined by the Agent to be the aggregate of:

     (i)  the applicable Margin;

     (ii) (A) LIBOR (in the case of an advance denominated in a currency other than euros);

          (B)  EURIBOR (in the case of an advance denominated in euros); and

     (iii) the Mandatory Cost.

10.2 Due Dates

     Except as otherwise provided in this Agreement, accrued interest on each Advance is payable by the relevant Borrower in the case of an Advance on its Maturity Date and also, if the Term of the Advance is longer than six months, on the dates falling at six-monthly intervals after its Drawdown Date for so long as the Term is outstanding.

10.3 Default interest

(a) If a Borrower fails to pay any amount payable by it under the Finance Documents, it shall, forthwith on demand by the Agent pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgement, at a rate (the "default rate") determined by the Agent, to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance at the highest Margin shown in Clause 10.5 (Calculation of Margin and utilisation fee) in the currency of the overdue amount for such successive Term of such duration as the Agent may determine (each a "Designated Term").

(b) The default rate will be determined by the Agent on each Business Day or the first day of, or two Business Days before the first day of, the relevant Designated Term, as appropriate.

(c) If the Agent determines that deposits in the currency of the overdue amount are not at the relevant time being made available by the Reference Banks to leading banks in the London (or, as the case may be, in the European) interbank market, the default rate will be determined by reference to the cost of funds to the Agent from whatever sources it may select.

(d)  Default interest will be compounded at the end of each Designated Term.

10.4 Notification of rate of interest

     The Agent shall promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

10.5 Calculation of Margin and utilisation fee

(a) Subject to the following provisions of this Clause 10.5, the Margin for an Advance will be 0.50 per cent. per annum, and the utilisation fee referred to in Clause 22.4 (Utilisation fee) will be 0.050 per cent. per annum.

(b) On and from the end of the first financial quarter of the Group to end after the date of this Agreement, the Margin for all Advances and the utilisation fee will, if necessary, be adjusted (upwards or downwards) as provided for in paragraphs (c) and (d) below, to the percentage rates per annum specified in Columns 2 and Columns 3 respectively set opposite the range into which the Net Consolidated Financial Debt to EBITDA ratio falls, as shown in the Margin Certificate delivered under Clause 19.2 (Financial information).

(c) For the purposes of this Clause 10.5, a "Margin Certificate" means a certificate, signed by one of the Company's Financial Officers relating to the end of each quarter of the Group's financial years and by the auditors (if so required by the Agent or if not so required, by one of the Company's Financial Officers) in respect of a Margin Certificate relating to the end of each of the Group's financial years confirming the ratio of Net Consolidated Financial Debt to EBITDA ratio for the relevant period. For the purposes of calculating EBITDA at the end of any given quarter, the EBITDA for the four consecutive quarters of the Group's financial year ending at the end of that first mentioned quarter will be used.

---------------------------------------------------------------------------------------------------
                                                                Margin/Commission
---------------------------------------------------------------------------------------------------
                  Range of
    Net Consolidated Financial Debt to         Margin (% p.a.)   Margin (% p.a.)    Utilisation fee
               EBITDA  ratios                     Years 1-3       Years 4 & 5           (% p.a.)
---------------------------------------------------------------------------------------------------
below 2:1                                           0.45              0.50              0.025
---------------------------------------------------------------------------------------------------
equal to or higher  than 2:1 and lower than
2.5:1                                               0.50              0.55              0.050
---------------------------------------------------------------------------------------------------
equal to or  higher  than  2.5:1  and  lower
than 3:1                                            0.55              0.60              0.075
---------------------------------------------------------------------------------------------------

(d) Any adjustment to the Margin and the utilisation fee (whether upwards or downwards) in accordance with paragraphs (b) and (c) above will only apply to the Term of any Advance commencing following receipt of the relevant consolidated financial statements of the Group and the related Margin Certificate.

(e) Notwithstanding the provisions of (a) to (d) above, if an Event of Default occurs the applicable Margin and utilisation fee shall with immediate effect be 0.60 per cent. per annum and 0.075 per cent. per annum respectively for as long as an Event of Default continues.

(f) For the purposes of the table above, reference to Years 1-3 means the period starting on the Signing Date and ending on the third anniversary of the Signing Date and reference to Years 4-5 means the period starting on the date one day after the third anniversary of the Signing Date and ending on the Final Maturity Date.

(g) The ratios and calculations referred to in this Clause 10.5 shall be produced on the basis of the accounting policies as referred to in Clause
     19.5 (Accounting policies).

10.6 LC fee

(a) The Borrowers' Agent will pay, in respect of each LC, a fee at an annual rate equal to the applicable Margin on the Utilisation Date of the LC, such fee to be payable from the Utilisation Date of that LC on the principal outstanding amount of that LC from time to time.

(b) The fee in respect of each LC accrues on a daily basis and is payable quarterly in arrear with the payments being made on the same dates as those specified for the payment of commitment fees under Clause 22.2 (Commitment fee). Each Bank shall be entitled to receive its Proportion of all LC fees payable by the Borrowers' Agent.

10.7 Fronting fee

(a)  The Borrowers' Agent will pay to the Agent (for the account of the Issuing
     Bank) a fronting fee in respect of each LC at a rate equal to 0.10 per cent. per annum, such fee to be payable from the Utilisation Date of that LC and to be calculated on the principal outstanding amount of that LC from time to time.

(b) Fronting fee in respect of each LC accrues on a daily basis and is payable quarterly in arrear with the payments being made on the same dates as those specified for the payment of commitment fees under Clause 22.2 (Commitment fee).

10.8 Other Adjustments

     The Agent and a Borrower may enter into such other arrangements as they may agree for the consolidation and/or splitting of Advances made to a Borrower.

11.  OPTIONAL CURRENCIES

11.1 Selection

(a)  A Borrower shall select the currency of a Utilisation in the relevant
     Request.

(b) The currency of each Utilisation must be euros, Swiss Francs, US Dollars or another Optional Currency.

(c)  The currency of each LC must be US Dollars.

(d) No Borrower may choose a currency if as a result the Utilisations would be denominated at any one time in more than five currencies.

(e) The Agent shall notify each Bank of the currency and the Original Euro Amount of each Utilisation and the applicable Agent's Spot Rate of Exchange, as applicable, promptly after they are ascertained.

11.2 Revocation of currency

     If before 9.30 a.m. on any Rate Fixing Day, the Agent receives notice from a Bank that:

     (a) it is impracticable for the Bank to fund its participation in the relevant Advance in the relevant Optional Currency during its Term in the ordinary course of business in the London or (in the case of euros) European interbank market; and/or

     (b) the compliance with its obligations to participate in an Advance in the proposed Optional Currency would contravene any law or regulation applicable to it,

     the Agent shall give notice to the relevant Borrower and to the Banks to that effect before 11.00 a.m. Brussels time on that day. In this event:

     (i) the relevant Borrower and the Banks may agree that the drawdown will not be made; or

     (ii) in the absence of agreement:

          (1) that Banks' participation in the Advance (or, if more than one Bank is similarly affected, those Banks' participations in the Advance) shall be treated as a separate Advance denominated in euros during the relevant Term; and

          (2) in the definition of "LIBOR" and "EURIBOR" (insofar as it applies to that Advance) in Clause 1.1 (Definitions):

               (A) there shall be substituted for the time "11.00 a.m." the time "1.00 p.m."; and

               (B) paragraph (b) of the definition of LIBOR and EURIBOR shall apply.

12.  PAYMENTS

12.1 Place of payment

     All payments by a Borrower or a Bank under the Finance Documents shall be made to the Agent to its account at such office or bank in the principal financial centre of a country of the relevant currency or in the case of euros, in the principal financial centre of a Participating

     Member State, in Stockholm or in London as it may notify to that Borrower or Bank for this purpose. Notwithstanding the above, all payments by the Company to the MLAs under Clause 23 (Expenses) shall be made direct to the MLAs in the manner agreed by the MLAs and the Borrowers' Agent.

12.2 Funds

     Payments under the Finance Documents to the Agent shall be made for value on the due date at such times and in such funds as the Agent, may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

12.3 Distribution

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraphs (b) and (c) below, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of a country of the relevant currency or in the case of euros, in the principal financial centre of a Participating Member State, in Stockholm or in London as it may notify to the Agent for this purpose by not less than five Business Days' prior notice.

(b) The Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from a Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall forthwith on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

12.4 Currency

(a) A repayment or prepayment of a Utilisation is payable in the currency in which the Utilisation is denominated on its due date.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) Amounts payable in respect of costs, expenses, taxes and the like are payable in the currency in which they are incurred.

(d) Any other amount payable under the Finance Documents is, except as otherwise provided in this Agreement, payable in euros.

12.5 Set-off and counterclaim

     All payments made by a Borrower under the Finance Documents shall be made without set-off or counterclaim.

12.6 Non-Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, or as the case may be, a New York Business Day, the due date for that payment shall instead be the next Business Day or as the case may be, New York Business Day, in the same calendar month (if there is one) or the preceding Business Day or as the case may be, New York Business Day, (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

12.7 Partial payments

(a) If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:

     (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

     (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by all the Banks, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

13.  TAXES

13.1 Gross up

(a) All payments by an Obligor under the Finance Documents shall be made in full without any deduction or withholding whatsoever and free and clear of and without any deduction or withholding for or on account of any Taxes, except to the extent that the Obligor is required by law to make payment subject to any Taxes. Subject to paragraph (b) below, if any Taxes or amounts in respect of Taxes must be deducted or withheld, or any other deductions or withholdings must be made, from any amounts payable or paid by an Obligor, or paid or payable by the Agent to a Finance Party, under the Finance Documents, the Obligor shall pay such additional amounts as may be necessary to ensure that the relevant Bank receives and retains (after any deduction or withholding in respect of such additional amount) a net amount equal to the full amount which it would have received had payment not been made subject to Tax or any other deduction or withholding.

(b) An Obligor is not obliged to pay any additional amounts pursuant to paragraph (a) above in respect of (i) any deduction or withholding which would not have been required if the relevant Finance Party had completed a declaration, claim, exemption or other form which it is able to complete; or (ii) any voluntary change by a Finance Party in the Facility Office.

13.2 Indemnity

     Each Obligor shall:

     (a) pay when due all Taxes required by law to be deducted or withheld by it from any amounts paid or payable under the Finance Documents;

     (b) within 30 days of the payment being made, deliver to the Agent for the relevant Finance Party evidence satisfactory to that Finance Party (including all relevant Tax receipts or certified copies thereof) that the payment has been duly remitted to the appropriate authority; and

     (c) within 5 Business Days of a demand made by the Agent on behalf of a Finance Party identifying the circumstances giving rise to a claim indemnify each Finance Party against any loss or liability or cost which that Finance Party incurs as a consequence of the payment or non-payment of those Taxes (other than for the avoidance of doubt any additional amount payable pursuant to Clause 13.1(a) (Gross up) or in respect of which an Obligor is not liable to make any payment pursuant to Clause 13.1(a) (Gross up) by virtue of Clause 13.1(b) (Gross up).

13.3 Tax Credit

     If any Obligor pays any increased amount pursuant to this Clause 13 and any Finance Party effectively obtains a refund of Tax or credit against Tax by reason of that payment, and if the Finance Party is able to identify that refund or credit as being attributable to that payment having regard to its other activities, then such Finance Party shall reimburse to the Obligor such amount as it shall determine (any such determination being conclusive) to be the proportion of that refund or credit as would leave the Finance Party after that reimbursement in no better or worse position than it would have been if that payment had not been required. Neither the Agent nor any of the Banks shall be obliged to arrange their tax affairs in any particular manner or to disclose any confidential information regarding their tax affairs or computations to the Borrower.

13.4 Avoidance of Swiss Withholding Tax

     In order to avoid that Swiss withholding tax may become applicable on interest payments under this Agreement, the Company undertakes that:

     (a) the number of persons who are not Approved Banks to whom the Company owes the aggregate of its interest-bearing borrowed money (other than bond issues which are subject to Swiss withholding tax) is not more than 20; and

     (b) it is and will be in compliance with explanatory note S-02.122(4.99) of the Swiss Federal Tax Administration and any change or amendment thereof which has an impact on the Company's obligation in respect of Swiss withholding tax under this Agreement.

14.  MARKET DISRUPTION

14.1 Absence of quotations

     If LIBOR or EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply an offered rate by 11.30 a.m. on a Rate Fixing Day, the applicable LIBOR or EURIBOR shall, subject to Clause
     14.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

14.2 Market disruption

     If, in relation to any proposed Advance:

     (a) LIBOR or EURIBOR is to be determined by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.30 a.m. on the Rate Fixing Day or the Agent otherwise determines that adequate and fair means do not exist for ascertaining LIBOR or EURIBOR; or

     (b) before the close of business on the Rate Fixing Date the Agent receives notification from Banks whose participations in an Advance exceed 35 per cent. of that Advance that the cost to them of obtaining matching deposits in the London or (in the case of euro) European interbank market would be in excess of LIBOR or EURIBOR, as appropriate, for the relevant Term, the Agent shall promptly notify the Obligor and the Banks of the fact and that this Clause 14 is in operation.

14.3 Substitute basis

(a) After any notification under Clause 14.2 (Market disruption) the relevant Advance shall not be made. However, within five Business Days of receipt of the notification, the Obligor and the Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for determining the rate of interest and/or funding applicable to that and (to the extent required) any future Advance. Any substitute basis agreed shall be, with the prior consent of all the Banks, binding on all the Parties.

(b) During any period when a substitute basis is in force, the Agent and the Company shall consult not less frequently than once every 30 days with a view to reverting to the other provisions of this Agreement as soon as practicable.

(c) Where an Advance is not made pursuant to Clause 14.3(a), and where such Advance would have been applied in repaying any outstanding Advances maturing on the proposed date for such Advance, the three day period referred to in Clause 20.2 (Non-payment) shall be treated as applicable, notwithstanding the absence of technical malfunction or administrative error, but extended to 30 days to the extent that the Borrower fails to repay such outstanding Advances on such date.

15.  INCREASED COSTS

15.1 Increased costs

(a) Subject to Clause 15.2 (Exceptions), the Borrowers' Agent shall within 5 Business Days following a demand by a Finance Party in accordance with Clause 15.3 (Notification) pay to that Finance Party the amount of any increased cost incurred by it or any Holding Company (which, for the purposes of this Clause 15.1, means any company or entity (if any) within the consolidated supervision of which such Finance Party is included) of such Finance Party as a result of:

     (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation by a competent authority charged with that function; or

     (ii) compliance with any regulation made after the Signing Date by a central bank, monetary, regulatory or other similar authority,

     (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)  In this Agreement "increased cost" means:

     (i) an additional cost incurred by a Finance Party or any Holding Company of such Finance Party as a result of it having entered into, or performing, maintaining or funding its obligations under, any Finance Document; or

     (ii) that portion of an additional cost incurred by a Finance Party or any Holding Company of such Finance Party in making, funding or maintaining all or any advances comprised in a class of advances formed by or including that Finance Party's participations in the Advances made or to be made under this Agreement as is attributable to that Finance Party making, funding or maintaining those participations; or

     (iii) a reduction in any amount payable to a Finance Party or any Holding Company of such Finance Party or in the effective return to a Finance Party or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital; or

     (iv) the amount of any payment made by a Finance Party or any Holding Company of such Finance Party, or the amount of any interest or other return foregone by a Finance Party or any of its Affiliates, calculated by reference to any amount received

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                                       40

          or receivable by that Finance Party or any of its Affiliates from any other Party under this Agreement.

15.2 Exceptions

     Clause 15.1 (Increased costs) does not apply to any increased cost:

     (a)  compensated for by the payment of the Mandatory Cost;

     (b) compensated for by the operation of Clause 13 (Taxes) or not required to be compensated for by reason of Clause 13.1(b) (Gross up) or 13.2 (Indemnity);

     (c) attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of a Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which (i) its principal office or Facility Office is for the time being situate, (ii) it is incorporated, or (iii) it is treated as resident for Tax purposes;

     (d) attributable to the wilful breach by a Bank or Affiliate of any law or regulation applicable to it;

     (e) arising from a request or requirement relating to the maintenance of capital made by way of implementation of the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended in 1991, in the manner in which it is being implemented as at the Signing Date; or

     (f) attributable to a voluntary change by any Finance Party of the Facility Office.

15.3 Notification

     If any Finance Party intends to make a claim under Clause 15.1 (Increased costs) then and in every such case it shall notify the Borrowers' Agent through the Agent of the claim and the circumstances giving rise to the claim promptly on becoming aware of those circumstances including, in reasonable detail, particulars of the circumstances and accompanied by a certificate specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail. Nothing in this Clause
     15.3 shall oblige any Finance Party (or any Holding Company in or Affiliate to such Finance Party) to disclose any confidential information relating to the organisation of its affairs.

16.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for a Finance Party to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation, then:

     (a) that Finance Party may notify the relevant Obligor through the Agent accordingly; and

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                                       41

     (b) (i) each Borrower shall, no earlier than three Business Days prior to the latest permitted lawful date for payment, prepay the participations of that Finance Party in all the Utilisations made to it; and

          (ii) the Commitment of that Finance Party shall forthwith be cancelled.

17.  GUARANTEE

17.1 Guarantee

     The Company irrevocably and unconditionally:

     (a) guarantees to each Finance Party prompt performance by each other Obligor of all their obligations under the Finance Documents;

     (b) undertakes with each Finance Party that whenever any other Obligor does not pay any amount when due under or in connection with any Finance Document, the Company shall forthwith on demand by the Agent pay that amount as if the Company instead of the other Obligors were expressed to be the principal obligor; and

     (c) indemnifies each Finance Party on demand against any loss or liability suffered by it if any obligation guaranteed by the Company is or becomes unenforceable, invalid or illegal.

17.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by each other Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 Reinstatement

(a) Where any discharge (whether in respect of the obligations of each other Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Company under this Clause 17 shall continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4 Waiver of defences

     The obligations of the Company under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 17 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):

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                                       42

     (a) any time or waiver granted to, or composition with, each other Obligor or any other person;

     (b) the release of each other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, each other Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of each other Obligor or any other person;

     (e) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 17 shall include each variation or replacement;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that the Company's obligations under this Clause 17 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

     (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of each other Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Company's obligations under this Clause 17 be construed as if there were no such circumstance.

17.5 Immediate recourse

     The Company waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company under this Clause 17.

17.6 Appropriations

     Until all amounts which may be or become payable by each other Obligor under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

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                                       43

     (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor liability under this Clause 17.

17.7 Non-competition

     Until all amounts which may be or become payable by each other Obligor under or in connection with the Finance Documents have been irrevocably paid in full, the Guarantor shall not, after a claim has been made which has not been satisfied in full or by virtue of any payment or performance by it under this Clause 17:

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Company's liability under this Clause 17;

     (b) claim, rank, prove or vote as a creditor of each other Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

     (c) receive, claim or have the benefit of any payment, distribution or security from or on account of each other Obligor, or exercise any right of set-off as against the other Obligors,

     unless the Agent otherwise directs. The Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties or as directed by the Agent any payment or distribution or benefit of security received by it contrary to this Clause 17.7 or as directed by the Agent.

17.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.  REPRESENTATIONS AND WARRANTIES

18.1 Representations and warranties

     Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party (but in the case of an Obligor other than the Company, only in respect of itself).

18.2 Status

     Each of them is a company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct.

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                                       44

18.3 Powers and authority

     Each of them has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4 Legal validity

     Subject to the Reservations, Belgian Reservations, Bermudan Reservations and Swiss Reservations each Finance Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

18.5 Authorizations

     All authorizations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

18.6 Pari passu ranking

     Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations except for obligations mandatorily preferred by law applying to companies generally.

18.7 Taxes on payments

     All amounts payable by each Obligor under the Finance Documents may be made free and clear of and without deduction or withholding for or on account of any tax under the laws of its jurisdiction of incorporation in force as at the date hereof.

18.8 Stamp duties

     At the date hereof no stamp or registration duty or similar taxes or charges are payable in its jurisdiction of incorporation in respect of any Finance Document.

18.9 Immunity

(a) The execution by each Obligor of each Finance Document constitutes, and its exercise of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the jurisdiction of its incorporation in relation to any Finance Document.

18.10 Jurisdiction/governing law

(a)  Each Obligor's:

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                                       45

     (i) irrevocable submission under Clause 38 (Jurisdiction) to the jurisdiction of the courts of England;

     (ii) agreement that this Agreement is governed by English law; and

     (iii) agreement not to claim any immunity to which it or its assets may be entitled,

     are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(b) Subject to the Swiss Reservations, the Bermudan Reservations or the Belgian Reservations (as the case may be) any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

18.11 Non-conflict

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not:

     (a) conflict with any applicable law or regulation or judicial or official order; or

     (b)  conflict with the constitutional documents of any Obligor; or

     (c) conflict with any document which is binding upon any Obligor or any asset of any Obligor.

18.12 No default

(a) No Default is outstanding or is likely to result from the making of any Utilisation; and

(b) no other event is outstanding which constitutes a default under any document which is binding on the Obligors or any Principal Subsidiary or any asset of any Obligor or any Principal Subsidiary to an extent or in a manner which might have a material adverse effect.

18.13 Litigation

     No litigation, arbitration or administrative proceedings (other than proceedings where the Obligor has proven to the satisfaction of the Agent that such proceedings are being contested in good faith and in the competent forum) are, to its knowledge, current or pending or threatened, which is likely to, if adversely determined, have a material adverse effect.

18.14 Financial Statements

     The Original Financial Statements were prepared in accordance with US GAAP consistently applied unless expressly disclosed to the contrary, and truly and fairly present the financial condition and operations of the Group as at the date on which they were prepared. For the purposes of any repetition of this representation and warranty each Obligor's Financial Statements delivered pursuant to Clause 19.2 (Financial information) were prepared in accordance with GAAP and give (in conjunction with any notes thereto) a true and fair view of the financial condition of the Group as at the date as of which they were prepared and of the results of the Group's operations during the period thereby covered.

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                                       46

18.15 No Material Adverse Change

     Since the date of preparation of the Original Financial Statements, there has been no material adverse change in the business or financial condition of the Company or any member of the Group which would be likely to have a material and adverse effect on the ability of an Obligor to meet its payment obligations hereunder or to comply with the financial covenants in Clause 19.6 (Financial condition of the Group) below.

18.16 Full Disclosure

     The factual information contained in the Information Memorandum and all of the other written information supplied by an Obligor to any Finance Party in connection herewith was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated, all opinions and financial projections of or supplied by such Obligor therein are based on fair and reasonable assumptions and it is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties, the MLAs and the Banks and which might, if disclosed, be reasonably expected to adversely affect the decision of a person considering whether or not to provide finance to the Obligors on the terms set out in this Agreement.

18.17 Existing Security

     Save as permitted under Clause 19.12 (Negative pledge) no Security Interests exist on or over all or any of the present or future revenues or assets of any member of the Group save as disclosed in Schedule 6 (Schedule of Security Interests).

18.18 No Obligation to Create Security

     An Obligor's execution of this Agreement and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige any member of the Group to create any Security Interest over all or any of its present or future revenues or assets.

18.19 Winding-up

     No meeting has been convened for Winding-up any Obligor nor any Principal Subsidiary, no step is intended by any of them and, as far as any of them is aware, no petition, application or the like is outstanding for Winding-up any Obligor nor any Principal Subsidiary (except for the purpose of a solvent amalgamation or reconstruction on terms, in the case of an Obligor or Principal Subsidiary, approved by the Majority Banks, such approval not to be unreasonably withheld or delayed).

18.20 Times for making representations and warranties

(a) The representations and warranties set out in this Clause 18 (other than those set out in Clauses 18.7 (Taxes on payments), 18.8 (Stamp duties),
     18.16 (Full Disclosure) and 18.19 (Winding-up) are made by each Obligor on the Signing Date, and are deemed to be made again by each Obligor on the date of each Request, on each Utilisation Date and on the first day of each Term.

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                                       47

(b)  On each occasion when the representation and warranty set out in Clause
     18.15 (No Material Adverse Change) is repeated in accordance with Clause 18.20(a), it is made by reference to the latest consolidated financial statements of the Group which have been delivered to the Agent pursuant to Clause 19.2 (Financial information).

19.  UNDERTAKINGS

19.1 Duration

     The undertakings in this Clause 19 remain in force from the Signing Date for so long as any amount is or may be outstanding under this Agreement or any Commitment is in force.

19.2 Financial information

     The Company shall supply to the Agent in sufficient copies for all the
     Banks:

     (a) as soon as the same are available (and in any event within 120 days of the end of each of its financial years):

          (i) in the case of the Company, the consolidated financial statements of the Group for that financial year; and

          (ii) in the case of each other Obligor, the financial statements of such Obligor for that financial year,

     (b) as soon as the same are available (and in any event within 90 days of the end of each quarter of each of its financial years):

          (i) in the case of the Company, its consolidated financial statements of the Group for such period;

          (ii) the financial statements of each other Obligor for such period;

          (iii) a statement confirming the Company's Principal Subsidiaries at that date; and

          (iv) the Margin Certificate.

          In the case of sub-paragraphs (b)(i) and (ii) above such financial statements shall include at least a balance sheet as at the end of, and a profit and loss account for the financial year to date.

19.3 Information - miscellaneous

     Each Obligor shall supply to the Agent:

     (a) (in the case of the Company only) all documents despatched by it to its shareholders (or any class of them) or by it to its creditors generally or to any holders of listed debt securities issued by the Company at the same time as they are despatched;

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                                       48

     (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a material adverse effect; and

     (c) promptly, such further information in the possession or control of a Principal Subsidiary or an Obligor regarding its business and financial condition and operations as the Agent or any Bank through the Agent may reasonably request;

19.4 Requirements as to financial statements

     Each Obligor shall ensure that:

     (a) each set of financial statements delivered by it under Clause 19.2 (Financial information) is prepared in accordance with GAAP;

     (b) each set of financial statements delivered by it under Clause 19.2 (Financial information) is certified by a Financial Officer of such Obligor as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of the Group's operations during such period; and

     (c) each set of financial statements delivered by it under Clause 19.2(a) (Financial information) has been audited by an internationally recognised firm of independent auditors licensed to practise in the jurisdiction of incorporation of such Obligor.

19.5 Accounting policies

     Each Obligor shall ensure that each set of financial statements delivered to the Agent under Clause 19.2 (Financial information) is prepared in accordance with GAAP but where there have been one or more changes in any accounting policies, practices, procedures or reference period from those used in the preparation of the Original Financial Statements, the Company shall notify the Agent and provide:

     (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

     (b) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, to enable the ratios referred to in Clause 19.6 (Financial Condition of the Group) (and as used in Clause 9.2 (Margin)) to be tested on the basis of the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were based.

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                                       49

19.6 Financial condition of the Group

     At all times, the consolidated financial condition of the Group, as evidenced by financial statements and supplemental further information prepared in accordance with the provisions of Clause 19.5 (Accounting policies), shall be such that:

     (i) the ratio of EBITDA to Consolidated Interest Expenses shall be not less than 5:1, in respect of any four consecutive quarters of the Company;

     (ii) the ratio of Net Consolidated Financial Debt at the end of any financial quarter of the Company to EBITDA for the four consecutive quarters of the Company ending at the end of such first mentioned quarter shall be equal to or less than 3.0:1.

     For the purpose of testing the ratios referred to in this Clause 19.6, each Obligor will deliver to the Agent, at the time it delivers the quarterly statements requested under Clause 19.2 (Financial information), a certificate of any one of its Financial Officers:

     (a) setting out the ratios and a brief description of the method of computation, together with such information as is required to support such certificate and computation; and

     (b) confirming that no Default is outstanding, or if a Default is outstanding specifying the Default and the steps, if any being taken to remedy it.

     The ratios referred to in this Clause 19.6 shall be tested on the basis of accounts produced using the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared.

19.7 Accounting terms

     All accounting expressions which are not otherwise defined herein shall be construed in accordance with GAAP as adopted by the Company for the purposes of preparing its consolidated financial statements.

19.8 Notification of Default

     Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.9 Compliance certificates

     Each Obligor shall supply to the Agent promptly if the Agent so requests in writing, a certificate signed by one of its Financial Officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.10 Authorisations

     Each Obligor shall promptly:

     (a)  obtain, maintain and comply with the terms of; and

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                                       50

     (b)  supply certified copies to the Agent of,

     any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

19.11 Pari passu ranking

     Each Obligor shall procure that its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.12 Negative pledge

     No Obligor shall, and the Company shall procure that no other member of the Group will, without the prior consent of the Majority Banks, such consent not to be unreasonably withheld, create or permit to subsist any Security Interest (other than Permitted Security Interests) on any of its present or future revenues or assets.

19.13 Disposals

(a) No Obligor shall, and the Company shall procure that no other member of the Group will, without the prior written consent of the Agent acting on the instructions of the Majority Banks, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant or lease or otherwise dispose of all or any substantial part of its assets.

(b)  Paragraph (a) does not apply to:

     (a) disposals made in the ordinary course of business of the disposing entity for market value on an arm's length basis;

     (b) disposals from any member of the Group to any other member of the Group;

     (c) disposals of property or assets (excluding receivables) in exchange for other property or assets of a comparable type in value, made in the ordinary course of business;

     (d) the sale, transfer, loan or disposal in the ordinary course of trading of obsolete plant or machinery;

     (e) the creation by an Obligor or any member of the Group of a Permitted Security Interest;

     (f) disposals of cash raised or borrowed for the purpose for which it was raised or borrowed;

     (g) the repayment of any monies borrowed and the payment of any dividend or distribution;

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                                       51

     (h) a distribution of surplus assets of a member of the Group in liquidation or winding-up not involving insolvency;

     (i) the application of cash in the acquisition of assets or services in the ordinary course of trading of an Obligor or the relevant member of the Group;

     (j) the disposal of receivables under receivables financing arrangements or securitisation arrangements, on commercial terms;

     (k) disposals of property or assets otherwise than as permitted by paragraphs (a) to (j) of this Clause 19.13 during the term of this Agreement so long as the aggregate book value of all such property or assets does not exceed 10 per cent. of the Total Consolidated Assets as shown in the latest audited consolidated financial statements of the Group,

     Provided that:

     (i) an Obligor shall ensure that it provides to the Banks information setting out changes in the structure of the Group and the transfer, sale or disposal of property or assets by an Obligor or any Principal Subsidiary to any of its own subsidiaries where the book value of the relevant assets is equal to or greater than euro 15,000,000 such information to be provided with the quarterly financial statements to be delivered under Clause 19.2 (Financial information), and

     (ii) none of the above exceptions shall apply to the disposal by any person of a Principal Subsidiary to any person other than a member of the Group.

19.14 Change of business

     The Company will ensure that the business of the Group, taken as a whole, will continue to be principally that of the provision of general staffing services, consultancy and staff outsourcing services and all related services.

19.15 Loans and Guarantees

     The Company shall ensure that no member of the Group shall, without the prior written consent of the Majority Banks (such consent not to be unreasonably withheld or delayed):

     (a) make any loans or grant any credit (save for credit in the ordinary course of business) other than:

          (i)  to another member of the Group;

          (ii) to employees in the ordinary course of business;

          (iii) loans of assets permitted by Clause 19.13 (Disposals) above;

          (iv) loans made in connection with and to facilitate the acquisition of any business or company on arm's length terms and which are repayable within twelve months;

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                                       52

          (v) loans made by subsidiaries acquired after the date hereof which have committed, prior to the date of their acquisition, to make such Indebtedness;

          (vi) representing any deferred purchase price on any permitted sale of assets by any member of the Group;

          (vii) making loans or the grant of credit by any member of the Group and not falling within (i) to (v) above, up to an aggregate amount of euro 15,000,000 (or its equivalent in any other currencies);

     (b) give any guarantee or indemnity to or for the benefit of any person other than:

          (i)  in the ordinary course of business;

          (ii) for the benefit of another member of the Group;

          (iii) any guarantee or indemnity in connection with and to facilitate a disposal permitted by Clause 19.13 (Disposals) above or an acquisition by any member of the Group of a business or a company; or

          (iv) any other guarantee or indemnity provided that the aggregate of the contingent liability of each member of the Group under all such guarantees and indemnities taken together shall not at any time exceed euro 15,000,000 (or its equivalent in any other currencies).

19.16 Insurance

     Each Obligor shall, and the Company shall procure that each other member of the Group will maintain insurance with financially sound and reputable insurers with respect to its assets of an insurable nature against such risks and in such amounts as are normally maintained by persons carrying on the same or a similar class of business.

19.17 Maintenance of status

     Each Obligor will and the Company shall procure that each Principal Subsidiary will:

     (a) do all such things as are necessary to maintain its corporate existence (except where there is a merger, consolidation, reconstruction or amalgamation with another member of the Group in the context of a solvent transaction); and

     (b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions, where failure to do so would have a material adverse effect.

20.  DEFAULT

20.1 Events of Default

     Each of the events set out in this Clause 20 is an Event of Default (whether or not caused by any reason whatsoever outside the control of any Borrower or any other person).

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                                       53

20.2 Non-payment

     An Obligor does not pay any amount of principal or interest on the due date (or, where its failure is due solely to technical malfunction or administrative error, within three Business Days of being due) or fails to pay any other amount payable hereunder within five Business Days of being due by it under the Finance Documents at the place and in the currency in which it is expressed to be payable.

20.3 Breach of other obligations

     An Obligor does not comply with:

     (a) the undertakings contained in Clauses 19.2 (Financial information) to Clause 19.5 (Accounting policies) (inclusive) and 19.7 (Accounting Terms) to 19.17 (Maintenance of status) (inclusive) and such failure to comply is not remedied within ten days; or

     (b) the undertaking contained in Clause 19.6 (Financial condition of the Group); or

     (c) any other obligation under this Agreement and such failure is not remedied within 30 days of the Agent giving notice to the Borrowers' Agent or 30 days of the Borrowers' Agent having become aware of such failure.

20.4 Misrepresentation

     A representation, warranty or statement made or repeated in or in connection with any Finance Document or in any document delivered by or on behalf of any Borrower under or in connection with any Finance Document is incorrect in any material respect when made or deemed to be made or repeated.

20.5 Cross-default

(a) Any Financial Indebtedness of any Obligor or Principal Subsidiary is not paid when due or within any applicable grace period; or

(b) any Financial Indebtedness of any Obligor or Principal Subsidiary becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness; or

(c) any commitment for, or underwriting of, any Financial Indebtedness of any Obligor or Principal Subsidiary is cancelled or suspended as a result of an event of default (howsoever described) under the document relating to that Financial Indebtedness, provided that in the case of the events listed in (a) to (c) above;

     (i) no Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above (without taking into account any sum more than once in whatever capacity owed or by whom) is less than euro 15,000,000 (or its equivalent in any other currency or currencies); and

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                                       54

     (ii) for the purposes of this Clause 20.5, if any member of the Group disputes any Financial Indebtedness that is owing to any person pursuant to the terms of an agreement relating to the acquisition of any business or company by a member of the Group, on the basis of a bona fide claim by the member of the Group against such person (and where the Borrower has demonstrated to the Agent's reasonably satisfaction that its claim is bona fide) the Indebtedness (representing deferred purchase price or additional consideration) in respect of such acquisition shall not constitute Financial Indebtedness (to the extent that it would otherwise do so) unless and until the merits of the claim have been adjudicated upon (unless subject to appeal) or the claim is dropped or settled.

20.6 Insolvency

(a) A Borrower or any Principal Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) a Borrower or any Principal Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) a Borrower or any Principal Subsidiary, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

20.7 Insolvency proceedings

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any Obligor or Principal Subsidiary; or

(b) a meeting of any Obligor or Principal Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any Obligor or Principal Subsidiary; or

(d) an order for the winding-up or administration of any Obligor or Principal Subsidiary is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any Obligor or Principal Subsidiary or any other insolvency proceedings involving any Obligor or Principal Subsidiary and including, in the case of a Swiss Obligor, bankruptcy proceedings (Konkursverfahren), reorganisation proceedings (Nachlassverfahren), and the postponement of the declaration of bankruptcy in accordance with art. 725a of the Swiss Federal Code of Obligations,

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                                       55

     (excluding orders which are frivolous or vexatious and which are withdrawn or stayed within 21 days).

20.8 Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or Principal Subsidiary or any substantial part of its assets; or

(b) the directors of any Obligor or Principal Subsidiary requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other steps are taken to enforce any Security Interest over any part of the assets with a value of euro 10,000,000 or more of any Obligor or Principal Subsidiary.

20.9 Creditors' process

     Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of the Borrower or any Principal Subsidiary and any such action is not lifted or discharged within 14 days.

20.10 Analogous proceedings

     There occurs, in relation to any Obligor or Principal Subsidiary, any event anywhere which, in the opinion of the Majority Banks, appears to correspond with any of those mentioned in Clauses 20.6 (Insolvency) to 20.9 (Creditors' process) (inclusive).

20.11 Cessation of business

     An Obligor or Principal Subsidiary ceases, or threatens to cease, to carry on all or a substantial part of its business, other than as a result of a merger, amalgamation, consolidation, reconstruction, transfer or sale within the Group.

20.12 Unlawfulness

     It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

20.13 Guarantee

     The guarantee of the Company is not effective or is alleged by any Obligor to be ineffective for any reason.

20.14 Ownership of the Obligors

     An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

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                                       56

20.15 Material adverse change

     Any circumstances arise which are likely to have, in the reasonable opinion (formed after consultation with the Company where practicable) of the Majority Banks a material and adverse effect on the ability of an Obligor to meet its payment obligations or comply with the undertaking in Clause
     19.6 (Financial condition of the Group).

20.16 Acceleration

     On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Banks, by notice to the
     Obligors:

     (a)  cancel the Total Commitments; and/or

     (b) demand that all or part of the Utilisations, together with accrued interest and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) demand that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Banks,

     provided that the Agent shall not proceed to give such notice if, prior to that time, the Event of Default has, to the satisfaction of the Agent, been waived or remedied.

21.  THE AGENT AND THE MLAS

21.1 Appointment and duties of the Agent

(a) Each Finance Party (other than the Agent) irrevocably appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each Party appointing the Agent irrevocably authorizes the Agent on its behalf to:

     (i) perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions; and

     (ii) execute each Finance Document expressed to be executed by the Agent on that Party's behalf.

(c) The Agent has only those duties which are expressly specified in this Agreement. Those duties are solely of a mechanical and administrative nature.

21.2 Role of the MLAs

     Except as specifically provided in this Agreement, the MLAs have no obligations of any kind to any other Party under or in connection with any Finance Document.

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                                       57

21.3 Relationship

     The relationship between the Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement constitutes the Agent as trustee or fiduciary for any other Party or any other person and the Agent need not hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

21.4 Majority Banks' instructions

(a) The Agent will be fully protected if it acts in accordance with the instructions of the Majority Banks in connection with the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Banks will be binding on all the Banks. In the absence of such instructions, the Agent may act as it considers to be in the best interests of all the Banks.

(b) The Agent is not authorized to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

21.5 Delegation

     The Agent may act under the Finance Documents through its personnel and agents.

21.6 Responsibility for documentation

     Neither the Agent nor any MLA is responsible to any other Party for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b)  the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document (including the Information Memorandum).

21.7 Default

(a) The Agent is not obliged to monitor or enquire as to whether or not a Default has occurred. Except for a Default under Clause 20.2 (Non-payment), the Agent will not be deemed to have knowledge of the occurrence of a Default. However, if the Agent receives notice from a Party referring to this Agreement, describing the Default and stating that the event is a Default, it shall promptly notify the Banks.

(b) The Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Finance Document before it commences those proceedings or takes that action.

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                                       58

21.8 Exoneration

(a) Without limiting paragraph (b) below, the Agent will not be liable to any other Party for any action taken or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind (including gross negligence or wilful misconduct) by that officer, employee or agent in relation to any Finance Document.

21.9 Reliance

     The Agent may:

     (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

     (b) rely on any statement made by a director or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

     (c) engage, pay for and rely on legal or other professional advisers selected by it (including those in the Agent's employment and those representing a Party other than the Agent).

21.10 Credit approval and appraisal

     Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms that it:

     (a) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Agent or the MLAs in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

21.11 Information

(a) The Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Agent by a Party for that person.

(b) The Agent shall promptly supply a Bank with a copy of each document received by the Agent under Clause 4 (Conditions Precedent), upon the request and at the expense of that Bank.

(c) Except where this Agreement specifically provides otherwise, the Agent is not obliged to review or check the accuracy or completeness of any document it forwards to another Party.

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                                       59

(d)  Except as provided above, the Agent has no duty:

     (i) either initially or on a continuing basis to provide any Bank with any credit or other information concerning the financial condition or affairs of any Obligor or of its related entities, whether coming into its possession before, on or after the Signing Date; or

     (ii) unless specifically requested to do so by a Bank in accordance with a Finance Document, to request any certificates or other documents from any Obligor.

21.12 The Agent and the MLAs individually

(a) If it is also a Bank, each of the Agent and the MLAs have the same rights and powers under this Agreement as any other Bank and may exercise those rights and powers as though it were not the Agent or the MLAs.

(b)  Each of the Agent and MLAs may:

     (i)  carry on any business with an Obligor or its related entities;

     (ii) act as agent or trustee for, or in relation to any financing involving, an Obligor or its related entities; and

     (iii) retain any profits or remuneration in connection with its activities under this Agreement or in relation to any of the foregoing.

(c) In acting as the Agent the agency division of the Agent will be treated as a separate entity from its other divisions and departments. Any information acquired by the Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Agent may be treated as confidential by the Agent and will not be deemed to be information possessed by the Agent in its capacity as such.

(d) Each Obligor irrevocably authorizes the Agent to disclose to the other Finance Parties any information which, in the opinion of the Agent, is received by it in its capacity as the Agent.

(e) The Agent may deduct from any amount received by it for the Banks, pro rata any unpaid fees, costs and expenses of the Agent incurred by it in connection with the Finance Documents.

21.13 Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Bank shall forthwith on demand indemnify the Agent for that Bank's proportion of any liability or loss incurred by the Agent in any way relating to or arising out of its acting as the Agent save to the extent that the liability or loss arises directly from the Agent's gross negligence or wilful misconduct.

(b) A Bank's proportion of the liability or loss set out in paragraph (a) above will be the proportion which the Original Euro Amount of its participation in the Advances (if any) bear to all the Advances on the date of the demand. However, if there are no Advances

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                                       60

     outstanding on the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

21.14 Compliance

(a) The Agent may refrain from doing anything which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(b) Without limiting paragraph (a) above, the Agent need not disclose any information relating to any Obligor or any of its related entities if the disclosure might, in the opinion of the Agent constitute a breach of any law or regulation or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

21.15 Resignation of the Agent

(a) Notwithstanding its irrevocable appointment, the Agent may resign by giving notice to the Banks and the Borrowers' Agent, in which case the Agent may forthwith appoint one of its Affiliates as successor Agent or, failing that, the Majority Banks may appoint a successor Agent.

(b) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after notice of resignation, appointed a successor Agent which accepts the appointment, the retiring Agent may appoint a successor Agent.

(c) The resignation of the retiring Agent and the appointment of any successor Agent will both become effective only upon the successor Agent notifying all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent and the term "Agent" will mean the successor Agent.

(d) The retiring Agent shall at its own cost, make available to the successor Agent, such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

(e) Upon its resignation becoming effective, this Clause 21 shall continue to benefit the retiring Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Agent and, subject to paragraph (d) above, it shall have no further obligations under any Finance Document.

(f) The Majority Banks may, by notice to the Agent require it to resign in accordance with paragraph (a) above. In this event, the Agent shall resign in accordance with paragraph (a) above but it shall not be entitled to appoint one of its Affiliates as successor Agent.

21.16 Banks

(a) The Agent may treat each Bank as a Bank, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days'

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                                       61

     prior notice from that Bank to the contrary. Each Bank, on the date on which it becomes a party to this Agreement, represents to the Agent and the Borrowers that it is an Approved Bank.

(b) The Agent may at any time, and shall if requested to do so by the Majority Banks, convene a meeting of the Banks.

21.17 Extraordinary management time and resources

     The Company shall within five Business Days of demand pay the Agent for the cost of utilising its management time or other resources in connection with:

     (a) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor and relating to a Finance Document or a document referred to in any Finance Document; or

     (b)  the occurrence of a Default; or

     (c) the enforcement of, or the preservation of any rights under, any Finance Document.

     Any amount payable to the Agent under this Clause 21 will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company, and is in addition to any fee paid or payable to the Agent under Clause 22 (Fees).

22.  FEES

22.1 Agent's fee

     The Borrowers' Agent shall pay to the Agent for its own account an agency fee in the amount and on the dates agreed in the Fee Letter. The agency fee is payable annually in advance.

22.2 Commitment fee

(a) The Borrowers' Agent shall pay in euros to the Agent for distribution to each Bank pro rata to the proportion its Commitment bears to the Total Commitments from time to time a commitment fee computed at a rate of 45 per cent. per annum of the applicable Margin per annum for the time being (calculated in accordance with Clause 10.5 (Calculation of Margin and utilisation fee) on the undrawn, uncancelled, reduced amount of that Bank's Commitment during the Availability Period.

     For this purpose Utilisations are taken at their Original Euro Amount.

(b) The commitment fee referred to in (a) above shall be calculated and accrue from the Signing Date and shall be payable quarterly in arrears. Accrued commitment fee shall also be payable to the Agent for the relevant Bank(s) on the cancelled amount of its Commitment at the time the cancellation comes into effect.

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                                       62

22.3 Management fee

     The Borrowers' Agent shall pay to the Agent for distribution to the MLAs a management fee as stated in the Fee Letter.

22.4 Utilisation fee

(a) Each Obligor shall pay to the Agent in euros, for distribution to each Bank a utilisation fee on the Original Euro Amount of all Utilisations outstanding on each day during any quarter in which the utilisation fee is payable in accordance with Clause 22.4(b) at the rate per annum specified in Clause 10.5 (Margin and utilisation fee) above.

(b) The utilisation fee is calculated and accrues from the Signing Date and shall be payable in respect of each quarter during which the total aggregate amount of Utilisations exceeds 50 per cent. of Total Commitments quarterly in arrears on the same date that the Commitment Fee referred to in Clause 22.2(b) (Commitment fee) above is paid. Accrued utilisation fee is also payable to the Agent for the relevant Banks on the Final Maturity Date.

22.5 VAT

     Any fee referred to in this Clause 22 is exclusive of any value added tax or any other tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall be paid by the relevant Obligor at the same time as it pays the relevant fee.

23.  EXPENSES

23.1 Initial and special costs

     The Borrowers' Agent shall within 5 Business Days following demand pay the Agent and the MLAs the amount of all costs and expenses (including legal fees) incurred by either of them in connection with:

     (a)  the negotiation, preparation, printing, execution and syndication of:

          (i) this Agreement and any other documents referred to in this Agreement; and

          (ii) any other Finance Document (other than a Novation Certificate) executed after the Signing Date; and

     (b) any amendment, waiver, consent or suspension of rights (or any proposal for any of the foregoing) requested by or on behalf of an Obligor or, in the case of Clause 2.4 (Change of currency), the Agent, and relating to a Finance Document or a document referred to in any Finance Document.

23.2 Enforcement costs

     The Borrowers' Agent shall within 5 Business Days following demand pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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                                       63

24.  STAMP DUTIES

     The Borrowers' Agent shall pay, and within 5 Business Days of demand indemnify each Finance Party against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Finance Document.

25.  INDEMNITIES

25.1 Currency indemnity

(a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under the relevant Finance Document:

     (i) that Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

     (ii) if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith on demand pay to that Finance Party an amount in the contractual currency equal to the deficit; and

     (iii) that Obligor shall forthwith on demand pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

25.2 Other indemnities

     The Company shall forthwith on demand (but payment to be made within 5 Business Days of demand) indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

     (a)  the occurrence of any Default;

     (b) a change in currency of a country or the operation of Clause 2.4 (Change of currency), Clause 20.16 (Acceleration) or Clause 32 (Pro Rata Sharing);

     (c) a failure by an Obligor to pay any sum due under a Finance Document on its due date or any principal amount on a date otherwise than on the Maturity Date of the Designated Term (as defined in Clause 10.3 (Default interest)) provided that in the case of a prepayment made in accordance with Clause 9.4 (Voluntary prepayment) or Clause 9.5 (Additional right of prepayment and cancellation) it is agreed that the Break Costs shall satisfy in full any claim that would otherwise be made in respect of those prepayments under this paragraph (c); or

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     (d)  a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment or (other than by reason of negligence or default by that Finance Party) a Utilisation not being made after a Borrower has delivered a Request for that Utilisation.

     The Obligor's liability in each case includes any loss of Margin or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Utilisation.

26.  MITIGATION BY THE BANKS

26.1 Mitigation

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 13 (Taxes), Clause 15 (Increased Costs) and Clause 16 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office (which steps will include the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Company and willing to participate in the Facility).

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

26.2 Limitation of Liability

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 26.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 26.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

27.  EVIDENCE AND CALCULATIONS

27.1 Accounts

     Accounts maintained by a Finance Party in connection with the Finance Documents are prima facie evidence of the matters to which they relate.

27.2 Certificates and determinations

     Any certification or determination by a Finance Party of a rate or amount under the Finance Documents is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

27.3 Calculations

     Interest (including any applicable Mandatory Cost) and the fees payable under Clause 22.2 (Commitment fee), Clause 22.4 (Utilisation fee), Clause
     10.6 (LC fee) and Clause 10.7

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                                       65

     (Fronting fee) accrue from day to day and are calculated on the basis of the actual number of days elapsed and a year of 360 days or, in the case of interest payable on an amount denominated in Sterling or where market practice otherwise dictates, 365 days.

28.  AMENDMENTS AND WAIVERS

28.1 Procedure

(a) Subject to Clause 28.2 (Exceptions), any term of the Finance Documents may be amended or waived with the agreement of the Borrowers' Agent and the Majority Banks. The Agent may effect, on behalf of any Finance Party, an amendment or waiver permitted under this Clause 28.

(b) The Agent shall promptly notify the other Parties of any amendment or waiver effected under paragraph (a) above, and any such amendment or waiver shall be binding on all the Parties.

28.2 Exceptions

(a)  An amendment or waiver not agreed by a Bank and which relates to:

     (i)  the definition of "Majority Banks" in Clause 1.1 (Definitions);

     (ii) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment to that Bank under the Finance Documents (including the Margin and any fee payable under Clause 22.2 (Commitment fee), Clause 22.4 (Utilisation fee), Clause 10.6 (LC fee) and Clause 10.7 (Fronting fee));

     (iii) an increase in that Bank's Commitment;

     (iv) a term of a Finance Document which expressly requires the consent of that Bank;

     (v)  Clause 2.3 (Nature of Finance Party's rights and obligations), Clause
          29.2 (Transfers by Banks), Clause 32 (Pro Rata Sharing) or this Clause 28; or

     (vi) any release of the Company's liabilities under Clause 17 (Guarantee),

     is not binding on that Bank.

(b) An amendment or waiver which affects the rights and/or obligations of the Agent, as the case may be, Issuing Bank, may not be effected without the agreement of the Agent, or as the case may be, Issuing Bank.

28.3 Waivers and remedies cumulative

     The rights of each Finance Party under the Finance Documents:

     (a)  may be exercised as often as necessary;

     (b)  are cumulative and not exclusive of its rights under the general law;
          and

     (c)  may be waived only in writing and specifically.

     Delay in exercising or non-exercise of any such right is not a waiver of that right.

29.  CHANGES TO THE PARTIES

29.1 Transfers by Obligors

     No Obligor may assign, transfer, novate or dispose of any of, or any interest in, its rights and/or obligations under the Finance Documents.

29.2 Transfers by Banks

(a) A Bank (the "Existing Bank") may, subject to paragraph (c) below, at any time assign, transfer or novate any of its Commitment and/or rights and/or obligations under this Agreement to an Approved Bank (the "New Bank").

(b) Any Bank which ceases to be an Approved Bank must notify the Agent of that fact and, as soon as reasonably practicable, transfer its Commitment and participations under this Agreement, unless the Borrowers and the Majority Banks agree otherwise.

(c) (i) A transfer of part of a Commitment must be in a minimum amount of at least euro 5,000,000;

     (ii) Except where an Event of Default has occurred which is continuing and which has been notified as a default to the Borrowers' Agent, the prior consent of the Borrowers' Agent is required for any such assignment, transfer or novation, unless the New Bank is another Bank or an Affiliate of a Bank. However, the prior consent of the Borrowers' Agent must not be unreasonably withheld or delayed and will be deemed to have been given if, within five days of receipt by the Borrowers' Agent of an application for consent, it has not been expressly refused;

     (iii) The consent of the Issuing Bank is required for any assignment or transfer of any Bank's rights and obligations under the LC Facility, such consent not to be unreasonably withheld or delayed; and

     (iv) The assignment, transfer or novation is to an Approved Bank.

(d)  A transfer of obligations will be effective only if either:

     (i) (A) the obligations are novated in accordance with Clause 29.3 (Procedure for novations); or

          (B) the New Bank confirms to the Agent and the Obligors that it undertakes to be bound by the terms of this Agreement as a Bank in form and substance satisfactory to the Agent. On the transfer becoming effective in this manner the Existing Bank shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Bank; and

     (ii) the New Bank represents to the other Banks and to the Borrowers that it is an Approved Bank.

(e) Subject to (f) below, nothing in this Agreement restricts the ability of a Bank to sub-contract an obligation if that Bank remains liable under this Agreement for that obligation.

(f) Banks must not transfer or grant any sub-participation to an institution which is not an Approved Bank.

(g) On each occasion an Existing Bank assigns, transfers or novates any of its Commitment and/or any of its rights and/or obligations under this Agreement, the New Bank shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of euro 1000.

(h)  An Existing Bank is not responsible to a New Bank for:

     (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (ii) the collectability of amounts payable under any Finance Document; or

     (iii) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

(i) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

     (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

(j)  Nothing in any Finance Document obliges an Existing Bank to:

     (i) accept a re-transfer from a New Bank of any of the Commitment and/or rights and/or obligations assigned, transferred or novated under this Clause 29.2; or

     (ii) support any losses incurred by the New Bank by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

(k) Any reference in this Agreement to a Bank includes a New Bank but excludes a Bank if no amount is or may be owed to or by it under this Agreement and its Commitment has been cancelled or reduced to nil.

(l)  If:

     (i) a Bank assigns or transfer or novates any of its rights or obligations under the Finance Documents; and

     (ii) as a result of circumstances existing at the date of the assignment, transfer, novation or change, an Obligor would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 13 (Taxes) or Clause 15 (Increased Costs), then the New Bank is only entitled to receive payment under those clauses to the same extent as the Existing Bank at the date of such assignment or transfer would have been if the assignment, transfer, novation or change had not occurred.

29.3 Procedure for novations

(a)  A novation is effected if:

     (i) the Existing Bank and the New Bank deliver to the Agent a duly completed certificate, substantially in the form of Schedule 4 (Form of Novation Certificate) (a "Novation Certificate"); and

     (ii) the Agent executes it.

(b) Each Party (other than the Existing Bank and the New Bank) irrevocably authorizes the Agent to execute any duly completed Novation Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Novation Certificate:

     (i) the Existing Bank and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

     (ii) the New Bank and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Bank instead of the Existing Bank;

     (iii) the rights of the Existing Bank against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

     (iv) the New Bank and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Bank instead of the Existing Bank, all on the date of execution of the Novation Certificate by the Agent or, if later, the date specified in the Novation Certificate.

29.4 Reference Banks

     If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Agent shall (in consultation with the Borrowers' Agent) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

29.5 Register

     The Agent shall keep a register of all the Parties and shall supply any other Party (at that Party's expense) with a copy of the register on request.

29.6 New Borrower

(a) If the Company wishes Adecco CC to become a Borrower, then it may deliver to the Agent the relevant documents and evidence listed in Part II of
     Schedule 2 (Adecco CC Conditions Precedent Documents).

(b) Adecco CC will become a Borrower when the Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it. The Agent must give this notification as soon as reasonably practicable.

(c) Delivery of an Accession Agreement, executed by Adecco CC and the Company, to the Agent constitutes confirmation by Adecco CC and the Company that the Repeating Representations with respect to the Company, and the representations in Clauses 18.2 to 18.15 and 18.17 to 18.19 with respect to Adecco CC, are then correct and such representations will be deemed to be made again on the date on which Adecco CC becomes a Borrower under this Agreement.

29.7 Resignation of Adecco CC

(a) The Borrower's Agent may request that Adecco CC ceases to be a Borrower by delivering to the Agent a resignation letter in the form set out in
     Schedule 8 (Form of Resignation Letter) (a "Resignation Letter");

(b) The Agent shall accept a Resignation Letter and notify the Borrowers' Agent and the Banks of its acceptance if:

     (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrowers' Agent has confirmed this is the case); and

     (ii) Adecco CC is under no actual or contingent obligations as a Borrower under any Finance Documents (and the Borrowers' Agent has confirmed that this is the case);

     whereupon Adecco CC shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

30.  DISCLOSURE OF INFORMATION

     A Bank may disclose on a confidential basis to any one of its Affiliates or any person with whom it is proposing to enter, or has entered into, any kind of transfer, participation or other agreement in relation to this
     Agreement:

     (a)  a copy of any Finance Document; and

     (b) any information which that Bank has acquired under or in connection with any Finance Document.

31.  SET-OFF

     A Finance Party may set off any matured obligation owed by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.

32.  PRO RATA SHARING

32.1 Redistribution

     If any amount owing by an Obligor under the Finance Documents to a Finance Party (the "recovering Finance Party") is discharged by payment, set-off or any other manner other than through the Agent in accordance with Clause 12 (Payments) (a "recovery"), then:

     (a) the recovering Finance Party shall, within three Business Days, notify details of the recovery to the Agent;

     (b) the Agent shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received had the recovery been received by the Agent and distributed in accordance with Clause 12 (Payments);

     (c) subject to Clause 32.3 (Exceptions), the recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "redistribution") equal to the excess;

     (d) the Agent shall treat the redistribution as if it were a payment by the Obligor concerned under Clause 12 (Payments) and shall pay the redistribution to the Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.7 (Partial payments); and

     (e) after payment of the full redistribution, the recovering Finance Party will be subrogated to the portion of the claims paid under paragraph
          (d) above and that Obligor will owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

32.2 Reversal of redistribution

     If under Clause 32.1 (Redistribution):

     (a) a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

     (b) the recovering Finance Party has paid a redistribution in relation to that recovery,

     each Finance Party shall, within three Business Days of demand by the recovering Finance Party through the Agent, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party together with interest on the amount to be returned to the recovering Finance Party for the period whilst it held the re-distribution. Thereupon, the subrogation in Clause 32.1(e) (Redistribution) will operate in reverse to the extent of the reimbursement.

32.3 Exceptions

(a) A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the Obligor concerned in the amount of the redistribution pursuant to Clause 32.1(e) (Redistribution).

(b) A recovering Finance Party is not obliged to share with any other Finance Party any amount which the recovering Finance Party has received or recovered as a result of taking legal proceedings, if the other Finance Party had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

33.  VAT

(a) All payments made by an Obligor under the Finance Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Agent or a Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

(b) No payment or other consideration to be made or furnished by the Agent or a Bank, to an Obligor pursuant to or in connection with the Finance Documents or any transaction or document contemplated therein may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

34.  SEVERABILITY

     If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

     (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

35.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.  NOTICES

36.1 Giving of notices

     All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if by letter, when delivered personally or on actual receipt;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by facsimile, when received in legible form.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. A copy of any notice to an Obligor (other than the Company) is to be sent to the Company in accordance with the provisions of this Clause 36.1.

36.2 Addresses for notices

(a) The address, telex number and facsimile number of each Party (other than the Obligor and the Agent) for all notices under or in connection with the Finance Documents are:

     (i) those notified by that Party for this purpose to the Agent on or before the date it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Agent by not less than five Business Days' notice.

(b)  The address, telex number and facsimile number of the Obligors are:

     Adecco SA
     c/o Adecco Management and Consulting SA
     Sagereinstrasse 10
     8152 Glattburgg

     Switzerland

     Attn:   Patrick Dobler
     Fax No: 00 41 18 29 8820

     Adecco Reinsurance Company Limited
     c/o Marsh Management Services (Bermuda) Ltd.
     Victoria Hall
     11 Victoria Street
     Hamilton HM11
     Bermuda

     Attn:   Martine Purssell
     Fax No. +1 441 292 1563

     or such other as the relevant Obligor may notify to the Agent, by not less than five Business Days' notice.

(c)  The address, telex number and facsimile number of the Agent are:

     The Royal Bank of Scotland plc
     Corporate Banking Operations - Loans Administration
     2.5 Devonshire Square
     London
     EC2M 4BB

     Attention: Kevin Mann
     Fax No:    +44 207 615 7673

     or such other as the Agent may notify to the other Parties by not less than five Business Days' notice.

(d)  The address, telex number and facsimile number of the Issuing Bank are:

     Bank of America N.A.
     333 S. Beaudry Avenue
     Los Angeles
     California 90017-1466
     USA

     Attention: Margaret Kwiatek
     Fax No:    +1 213 345 0265

     or such other as the Issuing Bank may notify to the other parties by not less than five Business Days' notice.

(e)  All notices from or to an Obligor shall be sent through the Agent.

(f) The Agent shall, promptly upon request from any Party, give to that Party the address, telex number or facsimile number of any other Party applicable at the time for the purposes of this Clause 36.

37.  LANGUAGE

(a) Any notice given under or in connection with any Finance Document shall be in English.

(b) All other documents provided under or in connection with any Finance Document shall be:

     (i)  in English; or

     (ii) if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

38.  JURISDICTION

38.1 Submission

     For the benefit of each Party, each other Party agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly irrevocably submits to the jurisdiction of the English courts.

38.2 Service of process

     Without prejudice to any other mode of service, each Obligor:

     (a) irrevocably appoints Adecco UK Limited of Adecco House, Elstree Way, Borehamwood, Hertfordshire WD6 1HY Attn: The Company Secretary as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

     (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

     (c) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying under Clause 36.2 (Addresses for notices); and

     (d)  agrees that if the appointment of any person mentioned in paragraph
          (a) above ceases to be effective, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Agent is entitled to appoint such a person by notice to the Obligors.

38.3 Forum convenience and enforcement abroad

     Each Obligor:

     (a) waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

     (b) agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

38.4 Non-exclusivity

     Nothing in this Clause 38 limits the right of a Finance Party to bring proceedings against an Obligor in connection with any Finance Document:

     (a)  in any other court of competent jurisdiction; or

     (b)  concurrently in more than one jurisdiction.

39.  WAIVER OF IMMUNITY

     Each Obligor irrevocably and unconditionally:

     (a) agrees that if a Finance Party brings proceedings against it or its assets in relation to a Finance Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets; and

     (b) waives any such right of immunity which it or its assets now has or may subsequently acquire.

40.  GOVERNING LAW

     This Agreement is governed by English law.

     This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                                                                          Commitments
Banks                                                                    --------------
-----
Bank of America, N.A.                                                     50,000,000.00
The Royal Bank of Scotland plc                                            50,000,000.00
Societe Generale                                                          50,000,000.00
Bank Brussels Lambert, Brussels, Geneva Branch                            38,000,000.00
Credit Agricole Indosuez                                                  21,111,111.11
Caisse Regionale de Credit Agricole Mutuel de Paris et d'Ile de France    16,888,888.89
Credit Lyonnais                                                           38,000,000.00
Credit Suisse First Boston, London branch                                 38,000,000.00
Deutsche Bank Luxembourg S.A.                                             38,000,000.00
Fortis Bank SA                                                            38,000,000.00
Natexis Banques Populaires                                                38,000,000.00
ABN AMRO N.V., Niederlassung Deutschland                                  18,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A.                                     18,000,000.00
Banca Commerciale Italiana (France) S.A. Gruppo Intesa                    18,000,000.00
Banca Nazionale del Lavoro S.p.A., London branch                          18,000,000.00
BNP Paribas (Suisse) SA                                                   18,000,000.00
CCF                                                                       18,000,000.00
Mellon Bank, N.A.                                                         18,000,000.00
Nordea Bank Sweden AB (publ)                                              18,000,000.00
Goldman Sachs International Bank                                          10,000,000.00
Lyonnaise de Banque                                                       10,000,000.00

                                                                 TOTAL   580,000,000.00

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                                     PART I

                     INITIAL CONDITIONS PRECEDENT DOCUMENTS

1.   A copy of the constitutional documents of each Obligor.

2. A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3. A specimen of the signature of each person authorised to sign this Agreement on behalf of each Obligor and to sign and/or despatch all documents and notices to be signed and/or despatched by each Obligor under or in connection with this Agreement.

4. Evidence that the process agents referred to in Clause 38.2 (Service of process) has/have accepted its/their appointment(s) under that Clause.

5. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

6. A certificate of an authorised signatory of the Obligor certifying that each copy document delivered under this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

7. (a) A legal opinion of Marcel Schmocker the Company's General Counsel, addressed to the Finance Parties;

     (b) a legal opinion of Allen & Overy, legal advisers in England to the MLAs and the Agent, substantially in the form distributed to the Banks prior to the Signing Date, addressed to the Finance Parties;

     (c) a legal opinion of Niederer Kraft & Frey, legal advisers in Switzerland to the MLAs and the Agent substantially in the form distributed to the Banks prior to the Signing Date, addressed to the Finance Parties; and

     (d) a legal opinion of Appleby, Spurling & Kempe, legal advisors in Bermuda to the MLAs and the Agent substantially in the form distributed to the Banks prior to the Signing Date, addressed to the Finance Parties.

8. Evidence that the Existing Facility will be prepaid and cancelled in full from the proceeds at the first drawing on the first Utilisation Date (save for the incorporation of the Existing LCs in accordance with Clause 6.6 (Existing LCs)).

9. Evidence that all fees and expenses then due and payable from the Borrowers' Agent under the Finance Documents have been or will be paid by the first Utilisation Date.

                                   SCHEDULE 2

                                     PART II

                    ADECCO CC CONDITIONS PRECEDENT DOCUMENTS

1.   An Accession Agreement, duly executed by the Company and Adecco CC.

2. A copy of the constitutional documents of Adecco CC, including a copy of the memorandum and articles of association, or by-laws as the case may be, and certificate of incorporation.

3. A copy of a resolution of the board of directors of Adecco CC approving the terms of, and the transactions contemplated by, the Accession Agreement.

4. A specimen of the signature of each person authorised on behalf of Adecco CC to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. A certificate of an authorised signatory of Adecco CC certifying that each copy document specified in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

6. A legal opinion of Allen & Overy, London, as to English law, legal advisers to the Agent in England, addressed to the Finance Parties.

7. A legal opinion of Allen & Overy, Belgium, as to Belgian law, legal advisers in Belgium, addressed to the Finance Parties.

8. Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

9. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

10. Evidence that the process agent referred to in Clause 38.2 (Service of process) has accepted its appointment under that Clause with respect to Adecco CC.

                                   SCHEDULE 3

                                 FORM OF REQUEST

To:   [THE ROYAL BANK OF SCOTLAND plc as Agent]

From: [BORROWER]

                                                                   Date: [_____]


            ADECCO SA EURO 580,000,000 Credit Agreement dated [DATE]

1.   We wish to utilise the Facility by way of Advances as follows:

     (a)  Utilisation Date:

     (b)  Requested Amount/Currency

     (c)  Term:                                     [_____]

     (d)  Purpose:

     (e)  Payment Instructions:

2. We wish the Issuing Bank to issue an LC on our behalf with the following specifications:

     (a)  Utilisation Date:                                           [_____]

     (b)  Amount:                                                     [_____]

     (c)  Expiry Date:                                                [_____]

     (d)  Name and address of the Beneficiary:                        [_____]

     (e)  Place of delivery of the LC:                                [_____]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Request and this Utilisation would not cause any borrowing limit binding on us to be exceeded.

By:
   ------------------------------

[BORROWER]
Authorised Signatory

                                   SCHEDULE 4

                          FORM OF NOVATION CERTIFICATE

To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: [THE EXISTING BANK] and [THE NEW BANK]                       Date: [_____]

            ADECCO SA EURO 580,000,000 Credit Agreement dated [DATE]

We refer to Clause 29.3 (Procedure for novations).

1. We [_____] (the "Existing Bank") and [_____] (the "New Bank") agree to the Existing Bank and the New Bank novating the Existing Bank's Commitment (or part) and/or rights and obligations referred to in the Schedule in accordance with Clause 29.3 (Procedure for novations).

2. The specified date for the purposes of Clause 29.3(c) (Procedure for novations) is [date of novation].

3. The Facility Office and address for notices of the New Bank for the purposes of Clause 36.2 (Addresses for notices) are set out in the Schedule.

4. Each New Bank warrants that it is an Approved Bank as at the date it executed this Certificate.

5.   This Novation Certificate is governed by English law.

                                  THE SCHEDULE

                 Commitment/Rights and obligations to be novated
                            [Insert relevant details]

[Existing Bank]                               [New Bank]


By:                                           By:
   -------------------------------               -------------------------------

Date:                                         Date:

[New Bank]

[Facility Office                              Address for notices]

[AGENT]


By:
   -------------------------------
Date:

                                   SCHEDULE 5

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Term (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the relevant Utilisation) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a Sterling Utilisation:

               AB + C(B-D) + E * 0.01
               ---------------------- per cent. per annum
                      100-(A+C)

     (b)  in relation to a Utilisation in any currency other than sterling:

               E * 0.01
               -------- per cent. per annum.
                 300

     Where:

     A is the percentage of that Lender's Eligible Liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its h cash ratio requirements.

     B    is LIBOR for that Term.

     C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of that Bank.

5.   For the purposes of this Schedule 5:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time by the Bank of England;

     (b)  "Fees Regulations" means The Financial Services Banking Supervision
          (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as figures and not percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Lender:

     (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule 5 in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Company and the Banks, determine and notify to all Parties any amendments which are required to be made to this Schedule 5 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                              SCHEDULE 6

                    SCHEDULE OF SECURITY INTERESTS

----------------------------------------------------------------------------------------------------------------
No.                                Maximum
            Company           Principal Amount
           Granting           Secured (whether
           Security           utilised  or not)         Type of Secured Assets             Security Holder
----------------------------------------------------------------------------------------------------------------
1.    Roevin Technical      Cdn$1,000,000          (i)  All assets except real        Royal Bank of Canada
      People Limited                                    property
      (Canada)

                                                   (ii) General Assignment of Book
                                                        Debts
----------------------------------------------------------------------------------------------------------------
2.    Adecco Colombia       US$80,000              Personal Guarantee of General      Banco de Bogota
                                                   Manager


                            US$80,000              Personal Guarantee of General      Banco de Occidente
                                                   Manager
----------------------------------------------------------------------------------------------------------------
3.    Secad Limited         US$ 400,000,000        First priority security            Adecco Coordination Center
                                                   interest in and to receivables     SA
                                                   of several Adecco US group
                                                   companies sold to Secad Limited
                                                   to secure repayment of funds
                                                   provided by the Security
                                                   Holders to Secad Limited to
                                                   acquire such receivables.
                                                   (limited recourse)
----------------------------------------------------------------------------------------------------------------
4.    Adecco Top Service    BRL 4.000.000          Guaranteed by invoices (accounts   Banco Bradesco SA
      RH S.A.                                      receivable). Agreement dated
                                                   Feb'2003.
----------------------------------------------------------------------------------------------------------------
5.    Adecco Top Service    BRL 850.000            Guaranteed by promissory notes.    Banco Itau SA
      RH S.A.                                      Agreement dated Feb'2003.
----------------------------------------------------------------------------------------------------------------
6.    Roevin Management     80% of discountable    Fixed and Floating charge over     Royal Bank of Scotland
      Services together     book debts up to a     Book Debts                         Commercial Services
      with Stratton Betts   maximum of
                            (pound)9,000,000.
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                  Maximum
            Company           Principal Amount
           Granting           Secured (whether
No.        Security           utilised  or not)         Type of Secured Assets             Security Holder
----------------------------------------------------------------------------------------------------------------
7.    Roevin Management     (pound)800,000.        Standard Charge over all monies    Royal Bank of Scotland
      Services together                            and property created 21/02/92
      with Stratton Betts
      and Professional &
      Technical Services
----------------------------------------------------------------------------------------------------------------
8.    Adecco Personnel      SGD 230,959            Pledged against Fixed deposits     United Overseas Bank
      Pte Ltd                                                                         Limited
----------------------------------------------------------------------------------------------------------------
9.    Adecco Personnel      SGD 25,085             Pledged against Fixed deposit      DBS Bank Ltd
      Pte Ltd
----------------------------------------------------------------------------------------------------------------
10.   jobpilot AG           (euro) 401.635,84      Guaranty and indemnity dated       IBM UK Financial Services
                                                   15th November 2000 in              Ltd.
                                                   favour of IBM UK

                                                   Financial Services Ltd.
                                                   guaranteeing the obligations of
                                                   Intellicruit Ltd. as lessee
                                                   under a hardware leasing
                                                   agreement dated 15th November
                                                   2000 with IBM IBM UK

                                                   Financial Services Ltd. as
                                                   lessor for hardware leasing of
                                                   Intellicruit Ltd.
----------------------------------------------------------------------------------------------------------------
11.   jobpilot AG           (euro) 50.660,06       Guaranty and Indemnity dated       Torres Ltd.
                                                   November 2001 in favour of
                                                   Torres Ltd. guaranteeing the
                                                   obligations of Intellicruit Ltd.
                                                   as tenant under a rental
                                                   agreement dated November 2001
                                                   with Torres Ltd as Landlord for
                                                   office premises in Richmond UK
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                  Maximum
            Company           Principal Amount
           Granting           Secured (whether
No.        Security           utilised  or not)         Type of Secured Assets             Security Holder
----------------------------------------------------------------------------------------------------------------
12.   jobpilot AG           (euro) 462.000         Leasing of ATG Software Package    Disko Leasing GmbH
                                                   - cash deposit on a blocked bank
                                                   account to secure leasing
                                                   payments. Periodically amounts
                                                   can be withdrawn with the
                                                   consent of Disko Leasing
----------------------------------------------------------------------------------------------------------------
13.   Adecco Norge AS       NOK 30.000.000.-       Pledge of Receivables              Den Norske Bank
----------------------------------------------------------------------------------------------------------------
14.   Adecco Nederland      (euro) 18.100.000      Pledge of Receivables              ING Bank Nederland
      Beheer B.V.(and
      subsidiaries)
      (together with
      Ajilon Professional
      Staffing BV)
----------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 7

                           FORM OF ACCESSION AGREEMENT

To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: ADECCO SA AND ADECCO COORDINATION CENTER SA

Date: [___________]

                  ADECCO S.A. - EUR580,000,000 credit agreement
               dated [__________], 2003 (the "Facility Agreement")

We refer to the Facility Agreement. This is an Accession Agreement.

Adecco Coordination Center S.A. of Assesteenweg 65, B-1740 Ternat, Belgium agrees to become a Borrower and to be bound by the terms of the Facility Agreement as a Borrower.

This Accession Agreement is governed by English law.

Each of us agrees that the Courts of England have jurisdiction to settle any disputes in connection with this Accession Agreement and, accordingly, irrecovably submits to the jurisdiction of the English Court.

ADECCO S.A.


By:


ADECCO COORDINATION CENTER S.A.


By:

                                   SCHEDULE 8

                           FORM OF RESIGNATION LETTER

To:   THE ROYAL BANK OF SCOTLAND plc as Agent

From: ADECCO SA AND ADECCO COORDINATION CENTER SA

Dated:

Dear Sirs

                 Adecco S.A. - US$ 580,000,000 credit agreement
                  dated [_________] (the "Facility Agreement")

1. Pursuant to Clause 29.7 (Resignation of Adecco CC), we request that Adecco CC be released from its obligations as a Borrower under the Facility Agreement.

2.   We confirm that:

     (a) no Default is continuing or would result from the acceptance of this request; and

     (b) Adecco CC is under no actual or contingent obligations as a Borrower under any Finance Documents.

3.   This letter is governed by English law.

     Adecco S.A.                        Adecco Coordination Center SA


     By:                                By:
        ---------------------------        --------------------------

                                   SIGNATORIES

Guarantor

ADECCO SA


By: JEROME CAILLE              FELIX WEBER


Borrowers


ADECCO SA


By: JEROME CAILLE              FELIX WEBER


ADECCO REINSURANCE COMPANY LIMITED


By: JEROME CAILLE              FELIX WEBER


Mandated Lead Arrangers


BANC OF AMERICA SECURITIES LIMITED


By: CHARLES R. BINGHAM


SG INVESTMENT BANKING


By: MATHILDE CLAUDON


THE ROYAL BANK OF SCOTLAND plc


By: SANFORD L. WAX

Banks:

ABN AMRO N.V., Niederlassung Deutschland


By: SANFORD L. WAX    (by Power of Attorney)


BANCO BILBAO VIZCAYA ARGENTARIA, S.A.


By: JOSE MARIA SAGARDOY        CAROLINA SANCHEZ-TABERNERO


BANCA COMMERCIALE ITALIANA (FRANCE) S.A. GRUPPO INTESA


By: SANFORD L. WAX    (by Power of Attorney)


BANCA NAZIONALE DEL LAVORO S.P.A., LONDON BRANCH


By: SANFORD L. WAX    (by Power of Attorney)


BANK BRUSSELS LAMBERT, BRUSSELS, GENEVA BRANCH


By: SANFORD L. WAX    (by Power of Attorney)


BANK OF AMERICA N.A.


By: CHARLES R. BINGHAM


BNP PARIBAS (SUISSE) SA


By: SANFORD L. WAX    (by Power of Attorney)


CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D'ILE DE FRANCE


By: SANFORD L. WAX    (by Power of Attorney)


CCF


By: SANFORD L. WAX    (by Power of Attorney)

CREDIT AGRICOLE INDOSUEZ


By: CHARLES R. BINGHAM         (by Power of Attorney)


CREDIT LYONNAIS


By: CHARLES R. BINGHAM         (by Power of Attorney)


CREDIT SUISSE FIRST BOSTON, LONDON BRANCH


By: CHARLES R. BINGHAM         (by Power of Attorney)


DEUTSCHE BANK LUXEMBOURG S.A.


By: CHARLES R. BINGHAM         (by Power of Attorney)


FORTIS BANK SA


By: CHARLES R. BINGHAM         (by Power of Attorney)


GOLDMAN SACHS INTERNATIONAL BANK


By: LUKE GILLAM


LYONNAISE DE BANQUE


By: CHARLES R. BINGHAM         (by Power of Attorney)


MELLON BANK, N.A.


By: CHARLES R. BINGHAM         (by Power of Attorney)


NATEXIS BANQUES POPULAIRES


By: CHARLES R. BINGHAM         (by Power of Attorney)


NORDEA BANK SWEDEN AB (PUBL)


By: CHARLES R. BINGHAM         (by Power of Attorney)

THE ROYAL BANK OF SCOTLAND plc


By: SANFORD L. WAX


SOCIETE GENERALE


By: MATHILDE CLAUDON


Agent

THE ROYAL BANK OF SCOTLAND plc


By: SANFORD L. WAX


Issuing Bank

BANK OF AMERICA N.A.


By: CHARLES R. BINGHAM

                                                                  CONFORMED COPY

                               FACILITY AGREEMENT

                             DATED 28TH MARCH, 2003

                                EURO 580,000,000

                            REVOLVING CREDIT FACILITY

                                       for

                                    ADECCO SA

                                   arranged by

                       BANC OF AMERICA SECURITIES LIMITED
                         THE ROYAL BANK OF SCOTLAND plc

                                       and

                              SG INVESTMENT BANKING

                           as Mandated Lead Arrangers

                         THE ROYAL BANK OF SCOTLAND plc

                                    as Agent

                                  Allen & Overy
                                     London
                                    newchange
                                  BK:1037576.5

                                      INDEX

Clause                                                                      Page
                                                                            ----

1.    Interpretation..........................................................1
2.    The Facility...........................................................18
3.    Purpose................................................................19
4.    Conditions Precedent...................................................19
5.    Advances...............................................................20
6.    Letters of Credit......................................................22
7.    Indemnity in Relation to LCs...........................................23
8.    Repayment..............................................................28
9.    Prepayment and Cancellation............................................28
10.   Interest...............................................................31
11.   Optional Currencies....................................................33
12.   Payments...............................................................34
13.   Taxes..................................................................36
14.   Market Disruption......................................................38
15.   Increased Costs........................................................39
16.   Illegality.............................................................40
17.   Guarantee..............................................................41
18.   Representations and Warranties.........................................43
19.   Undertakings...........................................................47
20.   Default................................................................52
21.   The Agent and the MLAs.................................................56
22.   Fees...................................................................61
23.   Expenses...............................................................62
24.   Stamp Duties...........................................................63
25.   Indemnities............................................................63
26.   Mitigation by the Banks................................................64
27.   Evidence and Calculations..............................................64
28.   Amendments and Waivers.................................................65
29.   Changes to the Parties.................................................66
30.   Disclosure of Information..............................................69
31.   Set-off................................................................70
32.   Pro Rata Sharing.......................................................70
33.   VAT....................................................................71
34.   Severability...........................................................71
35.   Counterparts...........................................................72
36.   Notices................................................................72
37.   Language...............................................................73
38.   Jurisdiction...........................................................74
39.   Waiver of Immunity.....................................................75
40.   Governing Law..........................................................75

Schedules

1.    Banks and Commitments..................................................76
2.    Conditions Precedent Documents.........................................77
Part I - Initial Conditions Precedent Documents..............................77
Part II - Adecco CC Conditions Precedent Documents...........................79
3.    Form of Request........................................................80
4.    Form of Novation Certificate...........................................82
5.    Mandatory Cost Formulae................................................83
6.    Schedule of Security Interests.........................................86
7.    Form of Accession Agreement............................................89
8.    Form of Resignation Letter.............................................90

Signatories..................................................................91